SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of Commission
Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to
240.14a-11(c) or 240.14a-12

              The Reader's Digest Association, Inc.
        (Name of Registrant as Specified In Its Charter)



  (Name of Person(s) Filing Proxy Statement, if other than the
                           Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
   14a-6(i)(2) or Investment Company Act Rule 20a-1(c).
[ ]$500 per each party to the controversy pursuant to Exchange
   Act Rule 14a-6(i)(3).
[ ]Fee computed on table below per Exchange Act Rules 14a-
   6(i)(4) and 0-11.

      1)  Title of each class of securities
      to which transaction applies:

      2)  Aggregate number of securities to
      which transaction applies:

      3)  Per unit price or other underlying
      value of transaction computed pursuant to Exchange Act
      Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined:

      4)  Proposed maximum aggregate value of
      transaction:

[ ]Fee paid previously with preliminary materials.

[ ]Check the box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:


RD LOGO APPEARS


                                                  October 1, 1998


Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of The Reader's Digest Association, Inc. to be held at 10:00 a.m. on Friday, November 13, 1998, at the Company's DeWitt Wallace Auditorium, Reader's Digest Road, Chappaqua, New York. Driving directions to the Wallace Auditorium appear on the last page of the Proxy Statement.

      The accompanying Notice of Meeting and Proxy Statement describe the matters to be considered and voted upon at the Meeting. In addition to consideration of these matters, there will be a report to stockholders on the affairs of the Company, and stockholders will have an opportunity to discuss matters of interest concerning the Company.

      Although only holders of record of the Company's Class B Voting Common Stock at the close of business on September 23, 1998 are entitled to vote at the Meeting, we invite all stockholders of the Company, including the holders of the Company's Class A Nonvoting Common Stock, to attend.

      If you are entitled to vote at the Meeting, it is important that your shares be represented, whether or not you plan to attend the Meeting personally. To ensure that your vote will be received and counted, please promptly complete, date and return your proxy in the enclosed return envelope, whether or not you plan to attend the meeting in person.


                            Sincerely yours,



                            THOMAS O. RYDER
                            Thomas O. Ryder
                            Chairman and Chief Executive Officer



RD LOGO APPEARS





          NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders:

      The Annual Meeting of Stockholders of The Reader's Digest Association, Inc. (the "Company") will be held at the Company's DeWitt Wallace Auditorium, Reader's Digest Road, Chappaqua, New York, on Friday, November 13, 1998 at 10:00 a.m., New York time, to consider and take action on the following matters:

             (1)   election of Directors of the Company;

             (2) amendment of the 1994 Key Employee Long Term Incentive Plan to increase the number of shares of Class A Nonvoting Common Stock that may be made the subject of stock options granted to any individual in any fiscal year and to provide for transferability of stock options awarded under that plan;

             (3) certain stockholder proposals submitted by stockholders of the Company; and

             (4) such other business as may properly come before the Meeting.

      The record date for the Meeting is September 23, 1998. The Company is required to send notice of the Meeting only to record holders of the Company's Class B Voting Common Stock at the close of business on the record date. Only those stockholders are entitled to attend Meeting and to vote those shares at the Meeting. Holders of the Company's Class A Nonvoting Common Stock on the record date are also welcome to attend the Meeting.

                                  By Order of the Board of Directors:

                                  C.H.R. DUPREE
                                  C.H.R. DuPree
                                  Vice President and Corporate Secretary

October 1, 1998


                         PROXY STATEMENT


                       GENERAL INFORMATION

Annual Meeting Time and Location

      The Annual Meeting of Stockholders of The Reader's Digest Association, Inc. (the "Company") will be held at the Company's Wallace Auditorium, Reader's Digest Road, Chappaqua, New York, on Friday, November 13, 1998 at 10:00 a.m., New York time. Driving directions to the Wallace Auditorium appear on the last page of the Proxy Statement.

Principal Executive Offices of the Company

     The principal mailing address of the executive offices of the Company is Pleasantville, New York 10570.

Record Date; Securities Entitled to be Voted at the Meeting

     The record date for the Meeting is September 23, 1998. Only shares of the Company's Class B Voting Common Stock (the "Class B Voting Common Stock") held by holders of record at the close of business on the record date are entitled to vote at the Meeting. Each share of Class B Voting Common Stock is entitled to one vote. On September 23, 1998, 21,716,057 shares of Class B Voting Common Stock were outstanding.

      The Class A Nonvoting Common Stock is not entitled to be voted at the Meeting. Holders of Class A Nonvoting Common Stock are receiving this Proxy Statement for information purposes only and will not receive a proxy card.

Meeting Admittance Procedures

      Only stockholders of record on the record date, or their duly appointed proxy holders (not to exceed one per stockholder), may attend the Meeting. If you or your proxy holder plans to attend the Meeting, please return the longer portion of the enclosed admission card. We will then place your name on an admission list held at the entrance to the Meeting. Please save the shorter portion of the admission card. You will have to present the shorter portion of the admission card to gain entrance to the Meeting.

      If you plan to attend the Meeting and vote your shares in person, but your shares are held in the name of a broker, trust, bank or other nominee, you should also bring with you a proxy or letter from the broker, trustee, bank or nominee confirming that you beneficially own the shares.

Proxies Solicited by the Board of Directors

      This Proxy Statement, and the proxy card that accompanies the Proxy Statement to the holders of the Class B Voting Common
Stock, are first being sent or given to stockholders on or  about
October 1, 1998.

      The accompanying proxy card is solicited by the Board of Directors of the Company. You may revoke your proxy by giving written notice to the Corporate Secretary of the Company at any time before your proxy is voted. The Board of Directors will vote valid proxies that it receives in favor of the election of the Board's nominees (except to the extent that authority is withheld). The Board will vote those proxies on the management proposals and on the stockholder proposals as stated in the instructions in the proxy. Your presence at the meeting does not of itself revoke the proxy.

      The  Company  will  bear the cost of  the  solicitation  of proxies through use of this Proxy Statement, including reimbursement of brokers and other persons holding stock in their names, or in the names of nominees, at approved rates, for their expenses for sending proxy material to principals and obtaining their proxies. The Company has retained Morrow & Co., Inc. to solicit proxies on behalf of management for an estimated fee of $3,500, plus reimbursement of reasonable out-of-pocket expenses. In addition, regular employees of the Company may solicit proxies personally, or by mail, telephone or electronic transmission, without additional compensation.

Vote Tabulation

      Abstentions and "broker non-votes" are counted as "present" in determining whether the quorum requirement is satisfied. Abstentions have the same effect as votes against proposals presented to stockholders other than election of directors. "Broker non-votes" would have no effect on any matter considered at the Annual Meeting because they are not considered "shares present" for voting purposes. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

      As a matter of Company practice, stockholder votes at the Annual Meeting are tabulated on a confidential basis by independent third parties and certain employees of the Company involved in the tabulation process. Each stockholder proxy card and ballot are kept confidential until the final vote is tabulated. Disclosure may be made, however, if applicable law requires, if the proxy card contains a stockholder comment or question or if the proxy solicitation is contested.


              PROPOSAL NO. 1--ELECTION OF DIRECTORS

Nominees

      The Board of Directors currently consists of 10 members who are elected annually to hold office until the next Annual Meeting or until their successors are duly elected and qualified. Consistent with the Company's retirement policy, Melvin R. Laird and Robert G. Schwartz will not stand for re-election at the 1998 Annual Meeting. Consequently, the number of Directors to be elected will be eight.

     The affirmative vote of a plurality of the votes cast by the holders of the Class B Voting Common Stock present in person or represented by proxy and entitled to vote thereon is necessary to elect a Director. If no contrary indication is made, proxies are to be voted for the nominees named below or, in the event any such nominee is not a candidate or is unable to serve as a Director at the time of the election (which is not now expected), for any nominee who shall be designated by the Board of Directors to fill such vacancy. All nominees named below are incumbent members of the Board of Directors.

      Set forth below opposite the name and age of each nominee are the nominee's present positions and offices with the Company, the year in which the nominee was first elected a Director of the Company and the nominee's principal occupations during the past five years.


                         Positions and Offices With the Company and
    Name and Age         Principal Occupations During the Past Five Years

Thomas O. Ryder (54)     Mr. Ryder has been Chairman of the Board and
                         Chief  Executive Officer and a  Director  of
                         the Company since April 28, 1998.  Mr. Ryder
                         was   President,  American  Express   Travel
                         Related  Services International, a  division
                         of  American  Express Company, from  October
                         1995  to  April  1998.   Prior  thereto,  he
                         served as President, Establishment Services-
                         -Worldwide   of   American  Express   Travel
                         Related  Services.   Mr.  Ryder  is  also  a
                         director of StarTek, Inc.

Lynne V. Cheney  (57)    Dr. Cheney joined the Board of Directors  in
                         1993.  She is an author and lecturer and has
                         been   a   senior  fellow  of  the  American
                         Enterprise   Institute  for  Public   Policy
                         Research since January 1993.  Prior thereto,
                         she  served  as  Chairman  of  the  National
                         Endowment for the Humanities.  Dr. Cheney is
                         also  a  director of IDS Mutual Fund  Group,
                         Lockheed-Martin   Corporation   and    Union
                         Pacific Resources Group, Inc.

M. Christine DeVita (48) Ms. DeVita has been a member of the Board of
                         Directors  of the Company since  1993.   She
                         has  been  President of the DeWitt  Wallace-
                         Reader's  Digest  Fund, Inc.  and  the  Lila
                         Wallace-Reader's  Digest  Fund,  Inc.  since
                         June 1989.

George V. Grune  (69)    Mr.  Grune  is  the Chairman of  the  DeWitt
                         Wallace-Reader's Digest Fund, Inc.  and  the
                         Lila Wallace-Reader's Digest Fund, Inc.  Mr.
                         Grune, who first joined the Company in 1960,
                         retired  as Chairman of the Board and  Chief
                         Executive  Officer of the Company in  August
                         1995  and  August  1994,  respectively.   He
                         returned  to the Company in those capacities
                         from  August 1997 to April 1998 and remained
                         an employee until July 1998.  He served as a
                         Director  from  1976 to  his  retirement  in
                         1995,  and  returned to the Board in  August
                         1997.  Mr. Grune is also a director of  Avon
                         Products,   Inc.,   Bestfoods,   The   Chase
                         Manhattan    Corporation    and    Federated
                         Department Stores, Inc.

James E. Preston (65)    Mr.  Preston has been a member of the  Board
                         of Directors of the Company since 1994. He has been Chairman of the Board of Avon
                         Products, Inc. (beauty and related products) since January 1989 and was Chief Executive
                         Officer prior to July 1998, and President prior to November 1993. Mr. Preston also serves on the board of directors of Aramark, Inc. and Venator Group, Inc.

Lawrence R. Ricciardi (58)  Mr. Ricciardi has been a member of the Board of Directors of the Company since August 14,
                            1998.   He  is  Senior  Vice  President  and
                            General  Counsel  of International  Business
                            Machines Corporation, a position he has held
                            since   May   1995.   Prior   thereto,   Mr.
                            Ricciardi was President and General Counsel of RJR Nabisco Holdings Corp.

C.J. Silas  (66)         Mr.  Silas has been a member of the Board  of
                         Directors  of  the Company  since  1992.   He
                         retired  in  May 1994 as Chairman  and  Chief
                         Executive   Officer  of  Phillips   Petroleum
                         Company,  positions he had held  since  1985.
                         Mr.  Silas  is also a director of Halliburton
                         Company.

William J. White (60)    Mr.  White has been a member of the Board  of
                         Directors of the Company since 1996.  He  has
                         been  a  professor at the Robert R. McCormick
                         School of Engineering and Applied Sciences at
                         Northwestern  University since January  1998.
                         He retired as Chairman of the Board of Bell &
                         Howell  Company (information access and  mail
                         processing  systems)  in  December  1997,   a
                         position  he had held since 1990.  Mr.  White
                         also  served  as Chief Executive  Officer  of
                         Bell & Howell Company until March 1997 and as
                         President until February 1995.  Mr. White  is
                         also  a  director  of Bell & Howell  Company,
                         Ivex    Packaging    Corporation    and    TJ
                         International, Inc.



Corporate Governance Guidelines

      The Board of Directors of the Company believes that the responsibility of Directors is to oversee the management of the Company. That responsibility includes:

       Promoting the best interests of the Company and its stockholders in directing the Company's business and affairs;

          Evaluating the performance of the Company and the Chief
       Executive Officer and taking appropriate action, including removal, when warranted;

          Selecting, evaluating and fixing the compensation of the Chief Executive Officer and senior management of the Company and establishing policies regarding the compensation of members of management;

           Reviewing succession plans and management development programs for members of senior management;

          Reviewing and regularly approving long-term strategic and business plans and monitoring corporate performance against such plans;

          Adopting policies of corporate conduct, including compliance with applicable laws and regulations and maintenance of accounting, financial and other controls, and reviewing the adequacy of compliance systems and controls;

          Evaluating periodically the overall effectiveness of the Board; and

       Deciding on matters of corporate governance.

      The Board has adopted guidelines to assist it in the exercise of its responsibilities, which are summarized below. The Board believes that, under normal circumstances, the
Chief Executive Officer of the Company should also serve as the Chairman of the Board. The Chairman of the Board and Chief Executive Officer is responsible to the Board for the overall management and functioning of the Company.

      It is the policy of the Board that the Chairmen of the standing Board Committees each act as the chairman at meetings or executive sessions of the outside Directors at which the principal items to be considered are within the scope of the authority of the Committee. This Board believes that this practice provides for leadership at all of the meetings or executive sessions of outside directors, other than the Corporate Governance Committee, without the need to designate a "lead" director.

     The Corporate Governance Committee is composed of all of the outside Directors and meets in executive session outside the presence of the Chief Executive Officer and other Company personnel during a portion of each of the Board's regular meetings. In addition, any member of the Corporate Governance Committee may request the Committee Chairman to call an executive session of such Committee at any time. The Chairman of the Corporate Governance Committee serves as the interface between that Committee and the Chief Executive Officer in communicating the matters discussed during outside Directors' executive sessions.

      Annually, the Corporate Governance Committee meets in executive session to evaluate the performance of the Chief Executive Officer. In evaluating the Chief Executive Officer, such Committee takes into consideration the executive's performance in both qualitative and quantitative areas, such as: leadership and vision; integrity; keeping the Board informed on matters affecting the Company and its operating units; performance of the business (including such measurements as total stockholder return and achievement of financial objectives and goals); development and implementation of initiatives to provide long-term economic benefit to the Company; accomplishment of strategic objectives and development of management.

      Directors have open access to the Company's management, subject to reasonable time constraints. Senior management of the Company routinely attend Board and Committee meetings and they and other managers frequently brief the Board and the Committees on particular topics. Long-term strategic and business plans are reviewed annually at one of the Board's regularly scheduled meetings.

      The Board plans for succession to the position of Chairman and Chief Executive Officer, and reviews and approves succession plans for other senior management positions. The Chairman and Chief Executive Officer annually presents to the Compensation and Nominating Committee and the Board a report on the Company's senior management resources, development program and succession plan.

      The Chairman and Chief Executive Officer establishes the agenda for each Board meeting, although Board members are free to suggest items for inclusion on the agenda. Each Director is free to raise at any Board meeting subjects that are not on the agenda for that meeting or future meetings. A forward agenda of matters requiring focused attention by the Board and each Committee is prepared and distributed prior to the beginning of each calendar year in order to ensure that all required actions are taken in a timely manner and are given adequate consideration. In advance of each Board or Committee meeting, a proposed agenda is distributed to each member. In addition, information and data important to the members' understanding of the matters to be considered, including background summaries of presentations to be made at the meeting, is distributed prior to the meeting. Directors routinely receive monthly financial statements, earnings reports, press releases, analyst reports and other information designed to keep them informed of the material aspects of the Company's business, performance and prospects.

      It is the general policy of the Board that all major decisions be considered by the Board as a whole. As a consequence, the Committee structure of the Board is limited to those Committees considered to be basic to the operation of a publicly owned company. A substantial portion of the analysis and work of the Board is done by standing Board Committees. A Director is expected to participate actively in the meetings of each Committee to which he or she is appointed. The Board has established the following standing Committees: Audit; Compensation and Nominating; Finance; and Corporate Governance.

     The Compensation and Nominating Committee, with direct input from the Chief Executive Officer, recommends to the Board the membership of the various Committees and their Chairmen, and the Board approves the Committee assignments. The Chairmen of the standing Committees are to be rotated at least every three-to-four years. In making its recommendations to the Board, such Committee takes into consideration the need for continuity, subject matter expertise, tenure and the desires of individual Board members. It is the policy for the Board that only non-employee Directors serve on the standing Committees. A Director who is part of an interlocking directorate (i.e., one in which the Chief Executive Officer or another executive officer of the Company serves on the board of another corporation that employs the Director) may not serve on the Compensation and Nominating Committee. The composition of the Compensation and Nominating Committee is reviewed annually to ensure that each of its members meet the criteria set forth in applicable Securities and Exchange Commission and Internal Revenue Service rules and regulations.

Board of Directors and Committees; Responsibilities and Meetings

      During the Company's fiscal year ended June 30, 1998, its Board of Directors held 15 meetings. The Board of Directors of the Company has an Audit Committee, a Compensation and Nominating Committee, a Corporate Governance Committee and a Finance Committee.

      The Audit Committee, which met twice during the 1998 fiscal year, is composed of Mr. Preston (Chairman), Dr. Cheney, Ms. DeVita and Mr. White. Its functions include: recommending annually to the Board of Directors a firm of independent accountants to audit and review the Company's books and records and approving the scope of such firm's audit; reviewing the adequacy of the Company's internal controls and auditing procedures; reviewing the appropriateness of and effect of changes in the Company's accounting principles and auditing procedures; reviewing the Company's ethics policies and procedures; and reviewing, approving and recommending to the Board the Company's annual financial statements.

     The Corporate Governance Committee, which was established in May 1998, met once during the 1998 fiscal year. The Committee is composed of all of the non-employee Directors. Its functions include: reviewing governance matters; evaluating the performance of the Chief Executive Officer; reviewing succession planning and management development activities; and reviewing other internal matters of broad corporate significance.

      The Compensation and Nominating Committee, which met 15 times during the last fiscal year, consists of Mr. Silas (Chairman), Dr. Cheney and Mr. Schwartz. The Committee's functions include administering certain employee benefit plans; recommending the amount and form of any contribution to The Reader's Digest Employees Profit-Sharing and 401(k) Savings Plan; reviewing the compensation levels and programs for officers and key personnel and determining incentive compensation for employees of the Company and its subsidiaries; and reviewing and recommending candidates and nominees for election to the Board of Directors.

     The Finance Committee, which met once during the 1998 fiscal year, is comprised of Ms. DeVita (Chairman) and Messrs. Laird, Preston and Schwartz. The Finance Committee's functions include overseeing the financial affairs of the Company, such as the Company's investment policies and programs and those of its employee benefit plans; and advising the Board with respect to corporate financial policies and procedures, dividend policy, financing plans and budgets, foreign exchange management, tax planning and insurance coverage.

      All members of the Board attended at least 75% of the aggregate of (1) the total number of meetings of the Board held during the period in the 1998 fiscal year that he or she was a Director and (2) the total number of meeting held by all committees of the Board on which he or she served during the period in the fiscal 1998 year that he or she served.

Compensation of Directors

      Effective April 1, 1998, the Board approved several changes in the compensation program for non-employee Directors. The changes, which were recommended by an independent compensation consultant, were intended to increase the stock-based portion of Directors' compensation, thereby more closely aligning their interests with those of the Company's stockholders, while maintaining the same approximate total amount of compensation. The changes included the replacement of the annual cash retainer, meeting attendance fees and phantom stock options with a retainer paid two thirds in the form of Company stock and one third in cash. In addition, the Board eliminated retirement payments for new Directors and froze the calculation of retirement payments for then-incumbent Directors.

       Prior to the April 1, 1998 restructuring of Board compensation, non-employee Directors received an annual cash retainer of $32,000, payable quarterly, and meeting attendance fees of $1,000 for each Board or Committee meeting attended ($1,500 for a Committee chairman). Also, each non-employee Director was granted 1,000 phantom stock options on the date of the Company's Annual Meeting of Stockholders. The options were granted at the fair market value of the Class A Nonvoting Common Stock on the date of grant, have a term of 10 years and vest with respect to 25% of the total number of shares covered thereby on each of the first four anniversaries of the date of grant. Any unvested options vest when the Director ceases to be a member of the Board.

      Effective April 1, 1998, non-employee Directors receive an annual retainer in stock and cash. The stock retainer consists of the number of shares of Class A Nonvoting Common Stock equal to $32,000, valued at the average of the closing price on the 20 trading days preceding the first trading day of each calendar year and paid on that date. A cash retainer of $18,000 for non-employee Directors, with an additional $3,000 for each Committee Chairman, is paid in quarterly installments. In connection with the revised compensation program, awards under the Directors' Phantom Stock Option Plan were discontinued. Each individual who became a non-employee Director prior to April 1, 1998 and who serves as a non-employee Director for more than five years will, upon retirement from the Board, continue to receive annual compensation in the amount of $32,000. Individuals who became non-employee Directors on or after April 1, 1998 receive additional stock and cash while serving as a non-employee Director in lieu of retirement payments. The stock consists of the number of shares of Class A Nonvoting Common Stock equal to $20,000, valued at the average of the closing price on the 20 trading days preceding the first trading day of each calendar year and paid on that date. The cash amount equals $12,000 and is paid in quarterly installments.

      Under the Deferred Compensation Plan for Non-Employee Directors of The Reader's Digest Association, Inc., non-employee Directors are eligible to defer payment of 50%, 75% or 100% of their cash compensation for certain established deferral periods. Deferred compensation is credited to an unfunded account for each participant, on which interest accrues at a rate determined by a committee comprised of Directors who are not eligible to participate in the plan. Payment of the deferred amounts will be made, at the election of the participant, in a lump sum or in annual installments of from one to 10 years.

      Active and retired Directors and their spouses are eligible to participate in the Reader's Digest Foundation Matching Gift Program whereby contributions up to $5,000 a year to eligible organizations are double matched by the Foundation. In fiscal 1998, the Company terminated a program that offered non-employee Directors $100,000 of group term life insurance.

                    EQUITY SECURITY OWNERSHIP

Principal Stockholders

      The following table shows, based on information reported to the Company by or on behalf of such persons, the ownership, as of September 23, 1998, of the Company's voting securities by the only persons known to the Company to be the beneficial owners of more than five percent of the Class B Voting Common Stock, the only class of voting securities of the Company outstanding:

                                    Amount and
        Name and address of           nature       Percent of
        beneficial owner                of            class
                                    beneficial
                                    ownership

     DeWitt Wallace-Reader's         7,750,000       35.69%
     Digest Fund, Inc.               shares
     Two Park  Avenue                (sole voting
     New York, NY  10016 (1)         and
                                     investment
                                     power)
     Lila Wallace-Reader's           7,750,000       35.69%
     Digest Fund, Inc.               shares
     Two Park Avenue                 (sole voting
     New York, NY  10016 (1)         and
                                     investment
                                     power)

     State Street Bank and Trust     1,716,057        7.90%
     Company,                        shares
     as trustee of The Reader's      (shared
     Digest Employees                voting and
     Profit-Sharing and 401(k)       investment
     Savings Plan (2)                power)


___________
(1) As of September 23, 1998, the DeWitt Wallace-Reader's Digest Fund, Inc. also owned 6,117,240 shares of Class A Nonvoting Common Stock, which, together with its holding of Class B Voting Common Stock, represented 12.94% of the total outstanding common stock of the Company. The Lila Wallace-Reader's Digest Fund, Inc. also owned 2,439,558 shares of Class A Nonvoting Common Stock, which, together with its holding of Class B Voting Common Stock, represented 9.51% of the total outstanding common stock of the Company.

(2) State Street Bank and Trust Company ("State Street") is trustee of the Trust created by the Trust Agreement amended and restated as of July 1, 1992 between The Reader's Digest Association, Inc. and State Street, as trustee, relating to The Reader's Digest Employees Profit-Sharing and 401(k)
   Savings Plan (the "Profit-Sharing/401(k) Savings Plan). According to the Schedule 13G filed by State Street in such capacity and received by the Company, State Street may be deemed to have shared voting and shared dispositive power over the shares listed, but has disclaimed beneficial ownership of all such shares.

      Each of the DeWitt Wallace-Reader's Digest Fund, Inc. and the Lila Wallace-Reader's Digest Fund, Inc. (collectively, the "Funds") has five members and a board consisting of five directors. Ms. DeVita and Messrs. Grune and Silas, who are Directors of the Company, are also members and directors of each of the Funds.

      It has been the Company's objective since fiscal 1990 that the Company's employee benefit plans, including the Profit-Sharing/401(k) Plan, would hold up to 20% of the Class B Voting Common Stock, or approximately 4% of the equity in common stock of the Company, by the end of fiscal 1999. As of September 23, 1998, approximately 7.90% of the outstanding Class B Voting Common Stock is held by the Profit-Sharing/401(k) Plan, which is the only employee benefit plan that holds such stock.

     In order to avoid the imposition of excise taxes, commencing in the year 2000, the Funds together may not own more than 50% of the voting stock or value of the Company. Accordingly, the Funds must reduce their aggregate holdings of Class B Voting Common Stock to 50% by the year 2000. The Funds presently own approximately 71% of the outstanding Class B Voting Common Stock. The Funds will be required to dispose of between 3-to-4.5 million shares of Class B Voting Common Stock by the year 2000 (depending on the amount of Class B Voting Common Stock outstanding, including the amount held by the Company's employee benefit plans), in order to avoid the imposition of excise taxes. No determination has been made at this time as to the manner in which, or the time during which, further reductions in ownership of Class B Voting Common Stock will be effected. The Funds intend to retain 50% of the Class B Voting Common Stock as long-term investors.

Directors, Nominees and Executive Officers

      The following table shows, as to the current Directors and nominees individually, the Named Executive Officers (as listed in the Summary Compensation Table) and the current Directors and executive officers of the Company as a group, the equity securities of the Company that were beneficially owned by them as of September 23, 1998 (except as otherwise noted below).

                                          Shares of
                                           Class A
               Name of beneficial         Nonvoting
                   owner(1)(2)              Common
                                            Stock

           Thomas O. Ryder                 828,000(3)
           Lynne V. Cheney                 2,080
           M. Christine DeVita             1,900
           George V. Grune                 191,000(4)
           Melvin R. Laird                 6,750(5)
           James E. Preston                2,900
           Lawrence R. Ricciardi           1,150
           Robert G. Schwartz              7,900
           C.J. Silas                      1,900
           William J. White                4,900
           M. John Bohane                  22,000(3)
           Gregory G. Coleman              55,943(3)
           Marcia M. Lefkowitz             56,050(3)
           George S. Scimone               35,843(3)
           James P. Schadt                 165,493(3)
           All current Directors,
           nominees and executive          1,260,506(3)(4)(5)
           officers as a group
           (21 persons)

______________
(1) "Beneficial ownership" has been determined in accordance with rule 13d-3 under the Securities Exchange Act of 1934. Each Director, nominee or officer had sole voting and investment power over the shares shown, except as noted below. Each Director, nominee or Named Executive Officer individually, and the Directors and executive officers as a group, beneficially owned less than one percent of the total issued and outstanding shares of Class A Nonvoting Common Stock.

(2) Other than as indicated in footnote 3 below, no Director, nominee or officer holds any shares of Class B Voting Common Stock or any shares of preferred stock of the Company. Ms. DeVita and Messrs. Grune and Silas are members and directors of the Funds, which together beneficially own 10.01% of the Class A Nonvoting Common Stock and 71.38% of the outstanding Class B Voting Common Stock. See "Principal Stockholders."

(3) Includes shares of Class A Nonvoting Common Stock underlying presently exercisable stock options as follows: Mr. Ryder, 470,000; Mr. Bohane, 12,500; Mr. Coleman, 47,450; Ms. Lefkowitz, 39,950; Mr. Scimone, 26,250; Mr. Schadt, 155,000; and all
   Directors, nominees and current executive officers, 634,325. Includes restricted shares of Class A Nonvoting Common Stock as follows: Mr. Ryder, 358,000; Mr. Bohane, 9,500; Mr. Coleman, 6,700; Ms. Lefkowitz, 7,600; Mr. Scimone, 7,000; Mr. Schadt, 10,270; and all Directors, nominees and current executive
   officers,   416,200.    See  "Executive   Compensation_Summary
   Compensation Table." Does not include 23,679 shares of Class B Voting Common Stock over which members of the group have voting authority as a result of their participation in the Profit-Sharing/401(k) Plan.

(4) Includes 25,000 shares owned by the Grune Family Foundation, as to which Mr. Grune disclaims beneficial ownership.

(5) Does not include 10,000 shares previously beneficially owned by Mr. Laird that have been placed in trusts for the benefit of Mr. Laird's grandchildren.

                     EXECUTIVE COMPENSATION


Summary Compensation Table

      The following table sets forth information for each of the fiscal years ended June 30, 1998, 1997 and 1996 concerning the compensation of the individuals whose compensation is required to be disclosed pursuant to Securities and Exchange Commission regulations (collectively, the "Named Executive Officers").

                                                  Long-term compensation    Pay-
                                                        Awards(1)             outs
                    Annual compensation
               Fiscal                                                             All
  Name and     Year                                Restricted    Options    LTIP  other
  principal    Ended                               stock           /        pay-  compens
  position     June 30 Salary   Bonus    Other     award         SARs #     outs  ation(2)       )

Thomas O. Ryder    1998  $131,923 $      0              $9,218,500(4) 1,080,000    $0  $350,000(5)
Chairman and
Chief
Executive
Officer(3)

George V. Grune    1998  $596,538 $178,200    $223,999(7)               414,000(8) $0  $6,084(9)
Former
Chairman and
Chief Executive
Officer(6)

M.John Bohane      1998  $330,769 $142,000               $255,906(11)   100,000(8) $0  $6,084
President,
International
Operations
and Senior
Vice President(10)

Gregory G.Coleman  1998  $347,923 $165,500              $180,481(11)     60,000(8) $0  $6,084
Senior Vice
President and
Worldwide
Publisher,
Reader's Digest
Magazine (12)

Marcia M. Lefkowitz 1998  $359,923 $ 34,200           $204,725(11)       92,000(8)  $0  $6,084
President,
Reader's
Digest
U.S.A. and
Senior Vice
President (13)

George S. Scimone   1998  $330,538 $ 89,200            $188,563(11)      84,000(8)  $0   $6,084
Vice President      1997  $271,808       $0                                   0(15) $0  $75,838(16)
and Chief           1996  $181,096 $ 85,000                                   0(15) $0 $202,496(16)
Financial
Officer (14)

James P. Schadt     1998  $160,192 $0(18)    $82,830(19)    (20)              0    $0 $1,513,427(21)
Former Chairman     1997  $850,000 $0(18)   $122,327(19)    (20)            0(14)  $0         $0
and Chief           1996  $800,000 $588,327 $101,440(19)    (20)      122,200(14)  $0     $7,000
Executive                                (18)
Officer (17)


(1) All awards are made in or with respect to shares of Class A Nonvoting Common Stock.

(2) Includes amounts contributed by the
   Company to the Profit-Sharing/401(k) Plan for the accounts of the Named Executive Officers except as otherwise noted below.

(3) Mr.  Ryder  joined the Company  as
   Chairman of the Board and Chief Executive Officer on April 28,
   1998.

(4) Represents 358,000 shares of restricted stock granted in connection with the commencement of Mr. Ryder's employment. These shares vest as follows: 59,666 shares on September 30, 1998, 59,666 shares on each of December 31, 1998 and 1999, and 89,501 shares on each of June 30, 2000 and 2002. Mr. Ryder is
   entitled  to  retain  dividends paid  on  these  shares.   The
   restricted stock shown in the table is valued at the closing price of the Class A Nonvoting Common Stock on the NYSE on April 28, 1998, the date of grant. As of June 30, 1998, Mr. Ryder held an aggregate of 358,000 shares of restricted stock, valued at $9,710,750, based on the closing price of the Class
   A  Nonvoting  Common  Stock on the NYSE  on  that  date.   See
   "Employment Agreements."

(5)Includes  a  $350,000 payment made on September  14,  1998  to
   replace   a  forfeited  bonus  opportunity  from  Mr.  Ryder's
   previous employer.  See "Employment Agreements."

(6)Mr. Grune returned to the Company to serve as Chairman of the Board and Chief Executive Officer from August 11, 1997 to April 28, 1998, after having previously served as Chairman of the Board until his retirement in August 1995 and as Chief Executive Officer until August 1994. Mr. Grune was employed by the Company until July 31, 1998 to assist with the transition to his successor.

(7) Includes $198,852 for Mr.  Grune's
   use of corporate transportation primarily in connection with his travel between the Company's offices and his primary residence in Florida and related tax reimbursement provided pursuant to Mr. Grune's employment agreement. See "Employment Agreements."

(8) See "Stock Options and SARs Granted in Last Fiscal Year."

(9) See "Employment Agreements."

(10) Mr.   Bohane,   who   served   as
   President, Direct Marketing of the Company until April 1991, returned to the Company as Senior Vice President and President, International Operations on September 8, 1997. Mr. Bohane became President, Global Books and Home Entertainment on July 27, 1998.

(11) Represents  shares  of  restricted
   stock as described in the "Report of the Compensation and Nominating Committee." These shares vest on April 9, 2000, the second anniversary of their grant. See "Severance Arrangements." Holders of these shares are entitled to retain dividends paid on these shares. The restricted stock shown in the table is valued at the closing market price of the Class A Nonvoting Common Stock on the NYSE on the date of grant. As of June 30, 1998, the Named Executive Officers held the shares of restricted stock shown in the table, which were valued as follows, based on the closing price of the Class A Nonvoting Common Stock on the NYSE on that date: Mr. Bohane, $257,688; Mr. Coleman, $181,738; Ms. Lefkowitz, $206,150; and Mr. Scimone, $189,875.

(12)  Mr.  Coleman,  who  is  currently
   Senior  Vice  President  of the Company  and  President,  U.S.
   Magazine  Publishing, was Senior Vice President and  Worldwide
   Publisher from October 10, 1997 to July 27, 1998.

(13)  Ms.  Lefkowitz  was  Senior  Vice
   President of the Company and President, Reader's Digest U.S.A.
   from September 8, 1997 until August 7, 1998, when she left the Company.

(14)  Mr.  Scimone,  who  is  currently
   Senior Vice President and Chief Financial Officer, was Vice President and Chief Financial Officer from September 8, 1997 to July 27, 1998, Vice President of the Company and President of Reader's Digest U.S.A. from November 1996 to September 1997, and Vice President and Corporate Controller from September 1995, when he joined the Company, to November 1996.

(15)  No options or SARs were awarded in
   1996 or 1997 to executive officers who had previously received multi-year grants.

(16)  For  1997, consists of $63,333  in
   incentive compensation paid in connection with Mr. Scimone's commencement of employment and $12,505 in tax reimbursement related to relocation. For 1996, consists of $80,000 in incentive compensation paid in connection with Mr. Scimone's commencement of employment and $122,496 in relocation benefits and related tax reimbursement.

(17) Mr. Schadt served as President and
   Chief Executive Officer until August 1995, as Chairman, President and Chief Executive Officer thereafter until
   September 1995 and as Chairman and Chief Executive Officer thereafter until his resignation effective August 11, 1997. See "Severance Arrangements."

(18) Mr. Schadt's annual bonuses reflect
   the fact that a significant portion of his target annual bonus was granted as performance-based restricted stock. In fiscal 1996, Mr. Schadt was awarded shares of performance-based restricted stock under the 1994 Key Employee Long Term Incentive Plan. 20% of the shares granted vested on September 15, 1995 and September 15, 1996, respectively, and an additional 20% are scheduled to vest on September 15th of each year, subject to the satisfaction of Company performance goals. Mr. Schadt's 1996 bonus includes $413,327 representing the value of shares of performance-based restricted stock that vested on September 15, 1996, after certification of the attainment of the Company performance goal relating to fiscal 1996. The value of the vested shares reported is based on the closing market price of the Class A Nonvoting Common Stock on the NYSE on that date. Because of the failure to attain the Company performance goals relating to fiscal 1997 and fiscal 1998, the 10,269 and 10,270 shares of performance-based restricted stock relating to those years were forfeited on September 15, 1997 and 1998, respectively.

(19) Includes for Mr. Schadt $65,621 in
   1997 and $38,063 in 1996 for personal use of corporate transportation and related tax reimbursement.

(20)  As  of  June 30, 1998, Mr.  Schadt
   held an aggregate of 20,540 shares of restricted stock, valued at $557,148, based on the closing price of the Class A Nonvoting Common Stock on the NYSE on that date. Because of the failure to attain the fiscal 1998 Company performance goals, Mr. Schadt forfeited 10,270 of these shares on September 15, 1998. See Footnote 18 above.

(21) Reflects payments made in fiscal 1998 to Mr. Schadt pursuant to agreements described under "Severance Arrangements."


Stock Options and SARs Granted in Last Fiscal Year

      The following table sets forth information concerning stock options and stock appreciation rights granted during the fiscal year ended June 30, 1998 to the Named Executive Officers.



                          Individual grants               Potential realizable
                                Percent                   value at assumed
                                  of                      annual rates of stock
                                 total                    price appreciation for
                                options/                  option/SAR term(2)
                                 SARs     Exer-
                                granted   cise
                    Options/     to        or   Expir-
                      SARs      employees base   ation      0%          5%(3)  10%(4)
                    granted     in fis-   price  date
     Name           (#)(1)      cal year ($/sh)


Thomas O. Ryder    470,000(5)    14.66%   25.66   4/28/06  $0        $5,755,604    $13,788,132
                   360,000(5)    11.23%   25.66   4/28/08  $0        $5,807,278    $14,718,854
                   250,000(5)     7.80%   25.66   4/28/08  $0        $4,032,832    $10,221,426


George V. Grune(6) 212,000(7)     6.61%   27.03  11/18/97                   n/a       n/a
                   212,000(8)     6.61%   21.47  10/09/07  $0        $2,822,536    $ 7,130,793

M.John Bohane       50,000(7)     1.56%   27.03  11/18/97                   n/a       n/a
                    50,000(9)     1.56%   21.47  10/09/07  $0          $665,692    $ 1,681,791

Gregory G.Coleman   30,000(7)     0.93%   27.03  11/18/97                   n/a       n/a
                    30,000(9)     0.93%   21.47  10/09/07  $0          $399,415    $ 1,009,074

Marcia M.
Lefkowitz(10)       46,000(7)     1.43%   27.03  11/18/97                   n/a       n/a
                    46,000(9)     1.43%   21.47  10/09/07  $0          $612,437    $ 1,547,247

George S. Scimone   42,000(7)     1.31%   27.03  11/18/97                   n/a       n/a
                    42,000(9)     1.31%   21.47  10/09/07  $0          $599,182    $ 1,412,704

All Common              --          --     --       --     $0    $1,447,166,534(8) $3,667,404,132(8)  $3,667,4
Stockholders(11)


(1) All options and SARs are granted with respect to Class A Nonvoting Common Stock.

(2) The values shown are based on  the
   assumed hypothetical compound annual appreciation rates of 5% and 10% prescribed by Securities and Exchange Commission rules. These hypothetical rates are not intended to forecast either the future appreciation, if any, of the price of Class A Nonvoting Common Stock or the values, if any, that may actually be realized upon such appreciation, and there can be no assurance that the hypothetical rates will be achieved. The actual value realized upon exercise of an option or SAR will be measured by the difference between the price of the Class A Nonvoting Common Stock and the exercise price on the date the option or SAR is exercised.

(3) For  the  values  stated  in  this
   column to be realized, the price of the Class A Nonvoting Common Stock would have to appreciate with respect to Mr. Ryder's options from $25.66 to $37.91 during the eight-year option term and from $25.66 to $41.80 during the 10-year option term. With respect to all other options/SARs, the stock price would have to appreciate from $21.47 to $34.78 during the 10-year option/SAR term.

(4)   For  the  values  stated  in  this
   column to be realized, the price of the Class A Nonvoting Common Stock would have to appreciate with respect to Mr. Ryder's options from $25.66 to $55.00 during the eight-year option term and from $25.66 to $66.55 during the 10-year option term. With respect to all other options/SARs, the stock price would have to appreciate from $21.47 to $55.11 during the 10-year option/SAR term.

(5) The vesting terms of these options are described under "Employment Agreements. "

(6)  Mr. Grune left the Company on July31, 1998.  See "Employment Agreements."

(7)  These options and SARs, which were granted  on  October 9, 1997 at an option price of $27.03  per share,  were canceled and replaced by options and SARs granted on November 18, 1997 at an option price of $21.47 per share. The vesting, original expiration and other terms of the replacement grant were not changed from
     those  of  the  prior grant.   See  "Employment  Agreements"  and
     "Report  of the Compensation and Nominating Committee."

(8)   These SARs became fully vested  on July 31, 1998.

(9) The options vest with respect to 25% of the related shares on each of October 9, 1998,1999, 2000 and 2001.

(10) Ms. Lefkowitz left the Company on August 7, 1998. See "Severance Arrangements."

(11) For "All Common Stockholders," the potential realizable values have been calculated on the basis of the same price ($21.47) at which stock options and SARs were granted on November 18, 1997 to the Named Executiv Officers and on the basis of the total number of shares of Class A Nonvoting Common Stock and Class B Voting Common Stock outstanding on June 30, 1998. An increase in the price of the Class A Nonvoting Common Stock will benefit all holders of such stock and all option holders commensurately.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal
Year-End Option/SAR Values

      The following table sets forth information concerning stock options and SARs exercised during the fiscal year ended June 30, 1998 and the fiscal year-end value of unexercised options and SARs for the Named Executive Officers.


                                      Number of            Value of
                                     unexercised         unexercised
                                    options/SARs         in-the-money
                                     at  fiscal          options/SARs
                   Shares             year end           at fiscal year
                  acquired                                    end
                     on     Value
     Name         exercise Realized Exer-    Unexer-  Exercis-     Unexer-
                                    cisable  cisable  isable       cisable

Thomas O. Ryder       --      --    470,000  610,000    $688,550     $893,650

George V. Grune       --      --    168,000  212,000          $0   $1,198,860

M.John Bohane         --      --          0   50,000          $0     $282,750

Gregory G. Coleman    --      --     38,825   70,375          $0     $169,650

Marcia M. Lefkowitz   --      --     28,450   64,750          $0     $260,130

George S. Scimone     --      --      7,750   89,450          $0     $237,510

James P. Schadt       --      --    155,000  227,200          $0           $0


Ten-Year Option/SAR Repricings

      The following table sets forth information concerning the award of repriced options/SARs during the fiscal year ended June
30, 1998 to each of the Named Executive Officers.

                               Number
                                 of
                                Secur-    Market   Exercise          Length of
                                ities     Price     Price      New    Original
                               Underly-     of      at Time    Exer- Option Term
   Name                Date      ing      Stock       of       cise  Remaining
                               Options   at Time    Repricing  Price  at Date of
                                 /SARs     of         or       ($)    Repricing
                               Repriced Repriced   Amendment            or
                                  or        or                        Amendment
                               Amended  Amendment
                                 (#)

George V. Grune      11/18/97  212,000   21.47      27.03     21.47   9 years, 11 months

M. John Bohane       11/18/97   50,000   21.47      27.03     21.47   9 years, 11 months

Gregory G. Coleman   11/18/97   30,000   21.47      27.03     21.47   9 years, 11 months

Marcia M. Lefkowitz  11/18/97   46,000   21.47      27.03     21.47   9 years, 11 months

George S. Scimone    11/18/97   42,000   21.47      27.03     21.47   9 years, 11 months

The  repricing of options and SARs is described under the caption
"Report of the Compensation and Nominating Committee."


Retirement Plans

      The following table shows the estimated annual retirement benefit to employees in specified compensation and years of service classifications under The Reader's Digest Association, Inc. Retirement Plan (the "Qualified Retirement Plan") based on the retirement formula effective July 1, 1992. Amounts calculated under the retirement formula which exceed the limits under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), will be paid under the Excess Benefit Retirement Plan of The Reader's Digest Association, Inc. (the "Excess Benefit Plan") from the Company's assets and are included in the amounts shown below.

     Highest        Estimated Annual Retirement Benefit for
   Consecutive      Representative Years of Credited Service
   Three Year
     Average
  Compensation      15        20       25        30       35
   $   300,000    91,589   122,119  152,649   183,178  213,708
   $   400,000   122,875   163,833  204,792   245,750  286,708
   $   500,000   154,161   205,548  256,934   308,321  359,708
   $   600,000   185,446   247,262  309,077   370,893  432,708
   $   700,000   216,732   288,976  361,220   433,464  505,708
   $   800,000   248,018   330,690  413,363   496,036  578,708
   $   900,000   279,304   372,405  465,506   558,607  651,708
   $ 1,000,000   310,589   414,119  517,649   621,178  724,708
   $ 1,100,000   341,875   455,833  569,792   683,750  797,708
   $ 1,200,000   373,161   497,548  621,934   746,321  870,708

      Compensation covered by the Qualified Retirement Plan is based on salary. At June 30, 1998, the Named Executive Officers were credited with approximately the following years of service under the Qualified Retirement Plan: Mr. Ryder, -0-; Mr. Grune, 37; Mr. Bohane, 27, Mr. Coleman, 7, Ms. Lefkowitz, 30, Mr. Scimone, 2, and Mr. Schadt, 6. The amounts shown in the table reflect the effect of social security integration. The estimated amounts in the table are based on the assumption that payments under the Qualified Retirement Plan and the Excess Benefit Plan will commence upon retirement at age 65, that the Qualified Retirement Plan and the Excess Benefit Plan will continue in force in their present form and that benefits will be paid in the form of a single life annuity. Messrs. Grune and Schadt and Ms. Lefkowitz are no longer employed by the Company. See "Employment Agreements" and "Severance Arrangements."

      Effective July 1, 1992, the Company adopted The Reader's Digest Executive Retirement Plan (the "1992 Executive Retirement
Plan").   Benefits under the 1992 Executive Retirement  Plan  are
based on compensation (consisting of salary and bonus) and years of service. Benefits are reduced by benefits payable under the Qualified Retirement Plan, the Excess Benefit Retirement Plan and certain other Company-provided retirement benefits. Because of the nature of the interdependency among the 1992 Executive Retirement Plan, the Qualified Retirement Plan and the Excess Benefit Plan, it is not possible to present estimated benefits under the 1992 Executive Retirement Plan in tabular format. Benefits payable under the 1992 Executive Retirement Plan, after the reductions for benefits payable under other plans, will be $206,304 for Mr. Grune, and are currently estimated at $180,055 for Mr. Ryder, $37,478 for Mr. Bohane, $58,700 for Mr. Coleman, $-0- for Ms. Lefkowitz and $72,314 for Mr. Scimone. Mr. Schadt's
retirement   benefits  are  discussed  below   under   "Severance
Arrangements."   These amounts are based on the  assumption  that
payment under the 1992 Executive Retirement Plan will commence upon retirement at age 65, that the 1992 Executive Retirement Plan will continue in force in its present form and that benefits will be paid in the form of a single life annuity. Mr. Grune's benefit is based on the continuation of payment in connection
with  his  retirement on July 31, 1998 at age 69.   Mr.  Schadt's
retirement   benefits  are  discussed  below   under   "Severance
Agreements."

      The Company is a party to supplemental retirement benefit agreements with certain key employees. The agreements with Messrs. Coleman and Schadt and Ms. Lefkowitz provide that they will receive, respectively, supplemental retirement benefits of $75,926, $53,442 and $73,000 per year for 15 years. Pursuant to the agreement with Mr. Grune, he is receiving a benefit of $52,300 for 15 years from his original retirement date of August 1995. Pursuant to the agreement with Mr. Bohane, he is receiving a benefit of $38,360 for 15 years from his original early retirement date of August 1991. The Company has agreed to pay death benefits under such agreements. In addition, pursuant to a separate supplemental retirement agreement with the Company dated May 15, 1985, Mr. Grune is receiving a supplemental retirement benefit of $68,500 per year for 15 years or until he dies, if earlier. The supplemental agreement also provides for certain death and disability benefits.

Employment Agreements

      On April 28, 1998, the Company entered into an employment agreement with Mr. Ryder as Chairman of the Board and Chief Executive Officer of the Company (the "Ryder Agreement"). The Ryder Agreement has an initial term of three years, which may be terminated earlier under certain circumstances. At the end of the initial three-year period, the term is subject each year to an automatic extension of one year unless one party notifies the other of its intent to terminate the Ryder Agreement.

      As reimbursement for the compensation and benefits that Mr. Ryder forfeited upon termination of his employment with his previous employer, Mr. Ryder received the following upon execution of the Ryder Agreement: (i) stock options in respect of 470,000 shares of Class A Nonvoting Common Stock, which were fully vested and exercisable as of the date of grant; (ii) stock options in respect of 360,000 shares of Class A Nonvoting Common Stock, which become vested and exercisable with respect to one-third of such shares on each of the first three anniversaries of the grant date; and (iii) 358,000 shares of restricted Class A Nonvoting Common Stock, of which 59,666 shares will vest on September 30, 1998, 59,666 shares will vest on each of December
31, 1998 and December 31, 1999 and 89,501 shares will vest on each of June 30, 2000 and June 30, 2001 (collectively, the "Replacement Equity Compensation"). All of the stock options have an exercise price of $25.66 per share, the fair market value for such shares on April 28, 1998, the date of grant. Mr. Ryder also received a cash payment of $350,000 on September 14, 1998 to replace the bonus opportunity he forfeited in respect of the first six months of calendar 1998.

      Pursuant to the Ryder Agreement, Mr. Ryder will receive an annual base salary of $700,000 and an annual bonus under the Company's Management Incentive Compensation Plan. Mr. Ryder's annual target award for fiscal 1999 may be no lower than $662,000. With respect to subsequent fiscal years, Mr. Ryder's annual target will be determined in accordance with Company policy. As provided for under the Ryder Agreement, on April 28, 1998, Mr. Ryder received stock options in respect of 250,000 shares of Class A Nonvoting Common Stock at an exercise price of $25.66 per share, the fair market value for such shares on the date of grant. In accordance with the Company's current policy, the stock options become vested and exercisable with respect to one-fourth of such shares on each of the first four anniversaries of the date of grant. Future awards of stock options will be granted to Mr. Ryder at the discretion of the Compensation and Nominating Committee as part of the Company's annual stock option program. Under the Ryder Agreement, Mr. Ryder is entitled to all of the employee benefits, fringe benefits and perquisites provided by the Company to other senior executives.

      The Agreement provides that in the event Mr. Ryder's employment is terminated by the Company without "cause" or by Mr. Ryder with "good reason" (a "Qualifying Termination"), the Company will pay to Mr. Ryder an amount in cash equal to three times base salary plus two times annual bonus. The latter component of the severance payment must equal the greater of (i) the highest annual bonus paid to Mr. Ryder during the three years preceding his termination and (ii) the originally approved target amount of the highest award under the Management Incentive Compensation Plan outstanding on the date of termination. In the event Mr. Ryder's employment is terminated as the result of his death or "disability," all of his outstanding and unvested stock options and restricted stock shall become immediately vested. In the event of a Qualifying Termination, all of his stock options and shares of restricted stock that are unvested as of the date of such termination will continue to vest during the two-year period immediately following the date of termination. In addition, to the extent unvested, the last tranche of the Replacement Equity Compensation shall vest as of the last day of such two-year period. If Mr. Ryder's employment is terminated other than by the Company for cause or by Mr. Ryder without good reason, Mr. Ryder and his beneficiaries will be entitled to continued welfare benefits for a period of two years.

      Under the Ryder Agreement, if Mr. Ryder's employment is terminated on or after age 60 for any reason other than for cause, the Company must pay Mr. Ryder (or, if the event of termination is his death, his estate) an amount equal to the difference between (x) the monthly retirement benefit Mr. Ryder would accrue (without regard to vesting) under the Qualified Retirement Plan, the Excess Benefit Retirement Plan and the Executive Retirement Plan, or replacements for those plans, based on his actual service with the Company plus, if Mr. Ryder's employment is terminated either by the Company without cause or by him for good reason, two years, and (y) the amount that he (or his beneficiary) actually receives under such plans. Any such amount will be payable at the same time and in the same form as such payments would have been made under the Qualified Retirement Plan, but will not be subject to any requirements of vesting or any forfeitures. In the event Mr. Ryder's employment is terminated prior to age 60 either by the Company without cause or by Mr. Ryder for good reason, Mr. Ryder will be credited with two additional years of credited service for all purposes (including eligibility and vesting) under the Executive Retirement Plan. If, after taking into consideration such additional credited service, Mr. Ryder is not deemed to have been terminated after the date on which his age plus years of service equals at least 65 (the "Early Retirement Date"), Mr. Ryder (or his beneficiary) will receive a lump sum payment in the amount of the equivalent actuarial value (as determined under the Qualified Retirement
Plan) of pension credits that would have been earned under the Executive Retirement Plan through the end of the two-year severance period. If after taking into consideration the two additional years of credited service, Mr. Ryder is deemed to have been terminated after his Early Retirement Date (and, in fact, was terminated prior to age 60), Mr. Ryder will receive a benefit under the terms of the Executive Retirement Plan in the form of a life annuity. In the event Mr. Ryder's employment is terminated prior to age 60 for any reason other than by the Company without cause or by Mr. Ryder for good reason, Mr. Ryder will be entitled to receive benefits under the terms of the Qualified Retirement Plan, the Excess Benefit Retirement Plan and the Executive Retirement Plan that generally apply to other senior executives.

      The Ryder Agreement also provides that Mr. Ryder will be a participant in the Severance Plan and the Income Continuation Plan described below under "Severance Arrangements" and "Income Continuation Plan." Benefits paid under those plans will be credited against termination benefits payable under the Ryder Agreement.

      Under the terms of The Reader's Digest Association, Inc. 1989 Key Employee Long Term Incentive Plan and The Reader's Digest Association, Inc. 1994 Key Employee Long Term Incentive Plan (the "1994 Long Term Incentive Plan"), in the event of a "change in control" of the Company, all unvested stock options held by Mr. Ryder will become immediately vested and exercisable and all restrictions on shares of restricted stock held by Mr. Ryder will immediately lapse. All of the stock options and restricted stock held by Mr. Ryder as of the record date were granted under the 1994 Long Term Incentive Plan. Under both the 1994 Long Term Incentive Plan and the Ryder Agreement, benefits to which Mr. Ryder becomes entitled in connection with a change in control will be reduced to the extent necessary to prevent any portion of those benefits from being considered "excess parachute payments" under Section 280G of the Internal Revenue Code, when considered alone or in combination with any payments otherwise payable to Mr. Ryder upon a change in control.

      On August 11, 1997, the Company entered into an employment agreement with Mr. Grune, which was subsequently amended on April 28, 1998 (the "Grune Agreement"). Under the Grune Agreement, Mr. Grune was employed as Chairman of the Board and Chief Executive Officer of the Company until April 28, 1998, after which date Mr. Grune remained in the Company's employ until July 31, 1998, in order to assist the Company with respect to matters related to the Company's transition to a new Chief Executive Officer.

      Pursuant to the Grune Agreement, Mr. Grune received an annual base salary of $660,000 and an annual incentive award in respect of fiscal 1998 of $178,200. Mr. Grune is entitled to receive a cash payment of $674,652, payable in three equal installments beginning January 1, 1999 in lieu of the retirement benefits foregone during Mr. Grune's re-employment. On November 18, 1997, Mr. Grune received 212,000 stock appreciation rights, all of which vested on July 31, 1998. During his employment, Mr. Grune was entitled to Company-provided housing and transportation and reimbursement of all expenses reasonably incurred in connection with his travel between the Company's officer and his primary residence in Florida. The Grune Agreement also provides that the Company will make Mr. Grune financially whole after his payment of the income taxes imposed on the foregoing perquisites and on any New York City and New York State taxable investment income and retirement income arising out of Mr. Grune's original retirement. Mr. Grune was entitled to participate in all of the Company's benefit plans (other than the Severance Plan and the Income Continuation Plan described below) to the same extent as other senior executives of the Company.

      Also pursuant to the Grune Agreement, Mr. Grune is entitled to exercise any outstanding option and stock appreciation rights granted to him by the Company, both prior to and during his re-employment, until July 31, 2001 (subject to the earlier expiration of the maximum 10-year terms of the awards). The Grune Agreement also contains certain other provisions regarding non-competition, non-disclosure of proprietary information and prohibition of performance of acts detrimental to the Company, its senior management or its products. See "Report of the Compensation and Nominating Committee Fiscal 1998 Chief Executive Officer Compensation."

Severance Arrangements

      Under The Reader's Digest Association, Inc. Severance Plan for Senior Management (the "Severance Plan"), senior officers and key executives of the Company, including the Named Executive Officers, whose employment is terminated by the Company other than for "cause" (as defined in the Severance Plan) or for reasons of death, disability or sale by the Company of the division which employs the employee (provided a comparable posi tion is offered to the employee by the new owner), will be entitled to receive severance payments computed at a rate of one month of base annual salary at the time of termination for each year of service, but in any event, no less than 12 and no more than 24 months' pay. A participant will also be entitled to receive certain additional benefits, including a supplemental payment in an amount equal to the difference between the participant's monthly retirement benefits under the Qualified Retirement Plan, the Excess Benefit Plan and the 1992 Executive Retirement Plan and the amounts that would have been payable if the participant's credited service under such plans had included the number of months of severance payments made under the Severance Plan. In addition, a participant will be entitled to receive credited service equal to the severance period for purposes of certain welfare benefits.

      The Company has entered into termination agreements with Messrs. Bohane, Coleman and Scimone and Ms. Lefkowitz and certain other key employees of the Company each of which provides generally that, if the employee's employment is terminated by the employee for "good reason" or by the Company except for "cause" (as such terms are defined in the agreement), the employee will be entitled to receive for a severance period of two years from termination (1) bi-weekly severance payments at the rate of the employee's highest annual base salary within 12 months plus the higher of the highest annual bonus within three years of termination or the current annual bonus target and (2) benefits equivalent to continued participation in the Profit-Sharing/401(k) Plan and all welfare employee benefit plans. Each agreement also provides for the inclusion of the severance period for purposes of credited service and age under the Qualified Retirement Plan, the Excess Benefit Retirement Plan and the 1992 Executive Retirement Plan and for the continued vesting of stock option, stock appreciation rights, restricted stock, performance units and other awards under the Company's long-term incentive plans during the severance period, exercisability of options and stock appreciation rights thereafter consistent with termination by mutual agreement or retirement, and prorated performance unit payments (to the extent performance goals are met) based on service through the end of the severance period. Benefits paid under the Severance Plan and under the Income Continuation Plan discussed below will be credited against benefits payable under each agreement.

      In  connection  with the August 7, 1998  departure  of  Ms.
Lefkowitz, she is entitled to receive benefits pursuant to the above-referenced agreement between her and the Company. The benefits under that agreement includes bi-weekly severance payments over a two-year period totaling $1,140,000.

      The Company entered into an agreement with Mr. Schadt on June 18, 1997 providing for an employment term until September 30, 2000 at an annual base salary at least equal to Mr. Schadt's then current annual base salary and continuance of participation in the Company's employee benefit plans and programs on at least substantially the same basis as his then current participation. Further, the severance period for Mr. Schadt under the previously described termination agreement was to continue until September 30, 2000.

      In connection with Mr. Schadt's retirement as the Company's Chairman of the Board and Chief Executive Officer on August 11, 1997, he entered into additional agreements with the Company that provide him with those rights and benefits that he would have been entitled to under the terms of the original termination agreement, as amended by the June 18, 1997 agreement, as well as certain additional benefits. The rights and benefits include (i) monthly payments totaling $1,563,792 per year from August 11, 1997 through September 30, 2000; (ii) continued participation in the Company's healthcare program, reimbursement account plan, long-term disability plan and life insurance program until September 30, 2000; (iii) a 100 percent joint and survivor life annuity with his spouse commencing at age 62 in the amount of $300,000 per year, inclusive of benefits under the Qualified Retirement Plan and Excess Benefit Plan, and a supplemental retirement benefit of $53,442 per year for 15 years commencing at age 65; (iv) cash payments equal to amounts that would have been contributed had he been a participant in the Profit-Sharing/401(k) Plan during the severance period; (iv) continued vesting of 210,000 stock appreciation rights and continued
vesting of 122,200 stock options, subject to achieving certain performance goals, with exercisability of all vested outstanding options for three years following September 30, 2000; (vi) amounts specified under performance units for three-year periods ended June 30, 1998 and June 30, 1999, but only to the extent the performance goals are met; and (vii) continued vesting of 20,540 shares of performance-based restricted stock, but only to the extent the performance goals are met. In addition, stock options, performance units and performance-based restricted stock described in items (v), (vi) and (vii) vest upon a change of control in accordance with the terms of the grants. The agreements also provide Mr. Schadt with reimbursement of certain expenses equal to $100,000, paintings with a value up to $10,000, matching charitable contributions of $60,000 and reasonable legal fees. The agreements also contain certain other provision regarding non-competition, non-disclosure of proprietary information and prohibition of performance of acts detrimental to the Company, its senior management or its products.


Income Continuation Plan

       Under The Reader's Digest Association, Inc. Income Continuation Plan for Senior Management (the "Income Continuation Plan"), each of certain officers and key employees of the Company, including the Named Executive Officers, whose employment is terminated involuntarily (other than for cause, disability, retirement or death) within 24 months following a change in control of the Company, or who terminates employment within 90 days following constructive termination and within 24 months following a change in control of the Company, will be entitled to receive a payment of three full years' base annual salary in effect immediately prior to termination or, if higher, immediately prior to the change in control. Any benefits payable under the Income Continuation Plan will be reduced by any payments made under the Severance Plan and any monthly retirement benefit actually paid under the Qualified Retirement Plan. A participant will also be entitled to certain additional benefits, including a supplemental payment equal to the difference between the participant's monthly retirement benefits under the Qualified Retirement Plan, the Excess Benefit Plan and the 1992 Executive Retirement Plan and the amounts that would have been payable if the participant's credited service under such plans had included the number of months of benefit payments under the Income Continuation Plan (reduced by any months of benefit under the Severance Plan). In addition, the participant will be entitled to receive a lump-sum payment equal to three times the average of the three highest of the five preceding annual cash bonuses awarded to the participant. Benefits under the Income Continuation Plan will be reduced to the extent necessary to prevent any portion of such benefits from being considered "excess parachute payments" under Section 280G of the Internal Revenue Code, when considered alone or in combination with any payments otherwise payable to the participant upon a change in control.

     Stock options, SARs, performance units, restricted stock and other  awards  under  The Reader's Digest Association,  Inc.  Key
Employee   Long  Term  Incentive  Plans  also  generally   become
immediately vested upon a change in control.

       REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE


Executive Compensation Philosophy

      The Company's executive compensation program is designed to offer  market competitive compensation opportunities,  which  are
tied  to  individual,  financial  and  stock  performance.    The
purposes of the program are to:

    Continue to retain and attract high caliber executive talent critical to the success of the Company.

    Direct executive attention on performance measures that are important to stockholders.

    Reward executives for performance improvement in financial measures, which lead to increases in the return to stockholders.

    Promote stock ownership to foster commonality of interests between executives and stockholders.

      The Company's executive compensation philosophy is to provide compensation at levels competitive with those provided in the markets in which the Company competes for business and for executive resources. The Company is committed to placing a majority of total compensation at risk by linking incentives to stock performance and to the achievement of operational and strategic goals including operating profit and revenue performance. In addition, the program attempts to recognize and reward exceptional individual contributions.

      The Company's incentive compensation programs for executive officers are designed to reward participants on the basis of individual and corporate performance that benefit the Company and its stockholders. The Compensation and Nominating Committee (the "Committee") believes that it is desirable for executive compensation to be deductible for federal income tax purposes, but only to the extent that achieving deductibility is practicable, consistent with the Company's overall compensation objectives, and in the best interests of the Company and its stockholders. Accordingly, although the Committee retains discretion to provide compensation programs intended to achieve corporate goals regardless of tax deductibility, the Committee may from time to time take appropriate action intended to qualify compensation as "performance based" for tax deductibility as within the meaning of Section 162(m) of the Internal Revenue Code or action that results in the disqualification of compensation.


Compensation Components

      The executive compensation program for fiscal 1998 consists of three elements: base salary, annual incentive bonus and long-term incentive compensation. The Company annually reports to the Committee on the competitiveness of the level and structure of total annual executive compensation, specifically, as it compares to that of a selected group of peer companies with which the Company competes for business and for executive talent. These peer companies include but are not limited to those media and publishing companies reflected in the performance graph appearing elsewhere in this Proxy Statement, and in addition, selected consumer product and direct marketing companies. The Company regularly receives advice from an independent compensation consultant in structuring compensation plans and setting compensation levels. Periodically, the Committee meets with an outside consultant to assess the competitiveness of the executive compensation program and its effectiveness in linking pay to total stockholder return.

      Base salaries are targeted at the 50th percentile of competitive market data. Salary opportunities are set by annual comparison to external rates of pay for comparable positions. Annually, the Committee reviews and approves individual salary adjustments for corporate officers and senior group executives earning $200,000 or more based on individual performance, and changes in responsibility, as well as general movement in external salary levels. Decisions regarding salary adjustments for executive officers and senior management are consistent with the salary increase guidelines in effect for all employees, which are established each year by the Company and which are consistent with competitive salary management practices.

      Following a competitive review of senior management total compensation, and taking into account the Company's financial situation, the Committee determined that there would be no salary increases for fiscal 1998 for certain executive officers, except for some executive officers with increased responsibilities. These increases were in accordance with the Company's annual salary management guidelines.

       Annual incentive bonus targets are set at the 50th percentile of competitive practice of peer companies. Annual bonus targets vary by position and level of responsibility. The purpose of these awards is to deliver competitive compensation for the attainment of Company financial objectives and individual performance goals, which the Committee believes are primary determinants of share price over time. The Committee establishes an annual incentive pool equal to the sum of all individual target awards. The amount available for the purpose of funding the incentive pool is determined after consideration of the annual performance of the Company and individual business units measured against the operating profit goal (on a currency neutral basis) and the revenue goal established by the Committee at the start of the fiscal year. If the Company and individual business units achieve or exceed the goals, the incentive pool increases up to 130% of the sum of the individual target awards. If Company and individual business unit performance falls below a performance threshold, no pool of funds is available for awards. Once the overall pool is determined, individual awards are decided based upon a review of individual performance against annual goals, which include financial, operational and strategic management objectives. Individual awards may range from 0% - 150% of targeted levels and are made in the sole discretion of the Committee. For fiscal 1998, as described below, annual bonus opportunities were reduced given the Company's financial situation. After reviewing the Company's overall performance against goals established for fiscal 1998, the Committee determined that Company performance was below targeted levels but above the performance threshold required for funding a portion of the bonus pool. Therefore, the Committee approved annual bonuses under the Management Incentive Compensation Plan for executive officers reflecting below-target Company performance. Additionally, the Committee approved discretionary awards for certain executive officers and members of senior management in recognition of their outstanding individual efforts during fiscal 1998. The Committee believes these discretionary awards were necessary in light of the difficult financial situation the Company faces and its impact on retaining and recruiting critical talent needed to effect the turnaround.

      In response to the Company's continued declining financial and operating performance, the Company asked George V. Grune to return and replace James P. Schadt as Chairman and Chief Executive Officer. Mr. Grune served as Chief Executive Officer of the Company from 1984 to 1994 and retired as its Chairman in 1995. Under Mr. Grune, the Company commenced a strategy to stabilize and strengthen its core business and revitalize growth. In connection with this strategy, the Company revised its executive compensation structure for fiscal 1998. The Committee recognized the need to provide competitive overall compensation in order to recruit and retain the senior management talent that could effectuate the strategy, the need to provide appropriate incentives to motivate senior management to accomplish the Company's goals, and the decreased availability of cash resources for incentive compensation purposes. The resulting revised compensation structure principally involved significantly reducing annual cash bonus opportunities for fiscal 1998, in recognition of the Company's disappointing financial situation, replacing the three-year cash-based Performance Unit Plan for senior worldwide management with increased future reward opportunities tied to stock performance, and advancing the next scheduled stock option grant from fiscal 2000 to fiscal 1998 for those executives who had previously received multi-year stock option awards.

      Although the Performance Unit Plan was discontinued, there are two remaining performance periods with outstanding performance unit award opportunities: the fiscal 1996-1998 and fiscal 1997-1999 performance cycles. Payout of awards is tied to attaining a cumulative earnings per share growth target established for each three-year performance period. Financial performance during the 1996-1998 performance cycle resulted in no performance unit awards being earned. Projections for the 1997-1999 cycle indicate that there will no payout under the plan for that cycle.

      The purpose of the long-term incentive component is to closely align the long-term interests of executives with those of shareholders. The long-term incentive program is designed to deliver long-term incentive compensation approximately equal to median general industry long-term incentive compensation levels, with an opportunity to earn above market long-term compensation when superior performance is achieved. The guidelines for 1998 annual stock option grants for executive officers and senior management were increased to account for the fact that the total long-term incentive opportunity in fiscal 1998 is delivered solely in an annual stock option grant, and to ensure the Company continues to maintain its long-term competitive position. The size of individual grants is based on position and level of responsibility, as well as individual performance. Top management and other senior executives responsible for implementing operational plans designed to achieve the Company's long-term strategic objectives as approved by the Board of Directors are entitled to participate in the plan.

      In November 1997, the Compensation and Nominating Committee canceled stock options and stock appreciation rights relating to shares of Class A Nonvoting Common Stock that had been granted on October 9, 1997 to executive officers and other key employees of the Company at the fair market value on that date of $27.03 (the "October Options"). These October Options were never distributed. On November 18, 1997, the Committee granted stock options and stock appreciation rights in lieu of the October
Options at the fair market value on that date of $21.47 (the "November Options"). The vesting, expiration and other terms of the November Options were not changed from those of the October Options.

      In repricing the October Options, the Committee recognized that the motivation and retention of its key employees is paramount to the successful execution of Management's strategy to stabilize and restore growth to the Company's operations, which would benefit all stockholders. The Committee's decision to take the above-mentioned actions was based on a number of factors, including that (1) the October Options had not yet been announced or delivered to the recipients because the Committee and the new management of the Company were reviewing in depth the fiscal 1998 budget and the cash incentive program and because the program of the related annual and long-term incentive compensation measures was to be communicated as an integrated incentive compensation award to employees; (2) the Company's strategy to invest its limited cash resources in its operations had led to a decision to suspend the award of long-term cash incentive compensation awards in favor of granting more substantial equity awards through stock options; and (3) the Company's projected results for fiscal 1998, as determined in November 1997, would not justify the payment of competitive cash incentive compensation under the Company's annual bonus program, thus reducing the total incentive compensation opportunity.

      To address concerns regarding retention and motivation of executives critical to the turnaround, the Committee approved awards of restricted stock for selected executive officers, members of senior management, and certain key employees of the Company. The restricted stock awards were intended to supplement below competitive compensation and, thereby, to aid in the retention of high-performing individuals with in-depth business knowledge. Restrictions lapse on the shares after two years from the grant date or in April 2000.

Fiscal 1998 Chief Executive Officer Compensation

     The compensation of the Company's Chief Executive Officer is based on the same factors as compensation for other executive officers. In setting the Chief Executive Officer's target annual compensation, the Committee seeks to be competitive with chief executive officer compensation in peer companies, and to place at least 60% of the Chief Executive Officer's compensation at risk by linking pay to the achievement of the Company's annual and long-term financial and operating goals and the performance of the Company's Class A Nonvoting Common Stock.

      In response to a decline in recent years in the Company's financial performance, on August 11, 1997, the Board asked Mr. Grune to return to the Company as Chairman and Chief Executive Officer. At the recommendation of the Committee, the Board established Mr. Grune's compensation arrangement with the help of an independent compensation consultant. In determining the terms of Mr. Grune's reemployment, the Committee considered an analysis conducted by an external compensation consultant, which included competitive data on pay levels for chief executive officers of companies similar in size and business to the Company, including those companies reflected in the performance graph appearing elsewhere in this Proxy Statement. Mr. Grune's reemployment compensation arrangement included (1) an annual base salary of $660,000, which was significantly below competitive salary levels for chief executive officers of comparable organizations; (2) an annual bonus opportunity of $396,000, which had been reduced as part of the Company's overall reduction in annual cash bonus opportunities for fiscal 1998, and which was tied to achieving the same performance goals established by the Committee under the Company's annual Management Incentive Compensation Plan; (3) a long-term incentive award of 212,000 stock appreciation rights, all of which vested upon the termination of Mr. Grune's period of reemployment on July 31, 1998, and all of which are exercisable for a period of up to three years, consistent with the Company's retirement vesting and exercise schedule; and (4) certain perquisites and compensation for foregone retirement income and additional tax exposure resulting from Mr. Grune's reemployment by the Company. Further details concerning the Grune Agreement appear under "Executive Compensation -- Employment Agreements."

      After the close of fiscal 1998, the Committee reviewed the extent to which the financial goals established for the year were attained, and assessed Mr. Grune's contributions in leading the stabilization effort and taking the necessary steps to stabilize
the   core   business,  reduce  costs,  properly  focus   product
development and marketing initiatives for future growth and expansion, and strengthen direct marketing expertise and global sharing of best practices. The Committee approved an annual bonus to Mr. Grune which reflected the Company's below target financial performance in fiscal 1998.

      Mr. Ryder became Chairman and Chief Executive Officer on April 28, 1998, succeeding Mr. Grune. The Committee approved certain aspects of Mr. Ryder's compensation after being advised by a compensation consultant as to the level of compensation that is necessary to attract a top-level chief executive officer. The Committee believes that Mr. Ryder's salary and target annual incentive award, which were approved by the Board of Directors, are competitive with salary and annual target awards provided to chief executive officers at peer companies. Details of the employment terms and compensation arrangement with Mr. Ryder appear under "Executive Compensation -- Employment Agreements."

      Mr. Schadt served as Chief Executive Officer of the Company during fiscal 1997 and until his resignation on August 11, 1997. See "Executive Compensation--Severance Arrangements." The compensation paid to Mr. Schadt was based on the same factors as compensation for other executive officers.

      After the end of fiscal 1998, the Committee reviewed the performance of the Company and determined that the performance goal for purposes of vesting Mr. Schadt's performance-based restricted stock was not met. Consequently, the 10,269 shares of performance-based restricted stock due to vest on September 15, 1998 were forfeited.

                                The Compensation and Nominating
                                Committee:

                                C.J. Silas, Chairman
                                Lynne V. Cheney
                                Robert G. Schwartz


                        PERFORMANCE GRAPH


       The following graph compares the total return to stockholders (stock price plus reinvested dividends) on a $100 investment in each of the following: the Company's Class A Nonvoting Common Stock, the S&P 500 Stock Index and the Dow Jones Media-Publishing Group Index from June 30, 1993 through June 30, 1998.



             Comparison of Cumulative Total Return:

   The Reader's Digest Association, Inc. vs. Dow Jones Media-
                  Publishing Group and S&P 500


                       GRAPH APPEARS HERE

                           June     June     June    June   June     June
                            30,      30,      30,     30,    30,      30,
                           1993     1994     1995    1996   1997     1998
 The Reader's Digest       100.00  101.68   112.08  112.09   80.07   78.35
 Association, Inc.
 Dow Jones Media-          100.00  107.98   130.25  153.62  182.98  297.05
 Publishing Group
 S&P 500                   100.00  101.38   127.77  160.97  216.80  282.16

 PROPOSAL NO. 2--APPROVAL OF AMENDMENT OF THE 1994 KEY EMPLOYEE
LONG TERM INCENTIVE PLAN TO PROVIDE FOR TRANSFERABILITY OF STOCK OPTIONS


     In April 1998, the Compensation and Nominating Committee and the Board of Directors approved the amendment of The Reader's Digest Association, Inc. 1994 Key Employee Long Term Incentive Plan (the "1994 Long Term Incentive Plan"), subject to stockholder approval (i) to increase from 500,000 to 1,200,000 the number of shares of Class A Nonvoting Common Stock that may be made the subject of stock options and/or non-tandem stock appreciation rights granted to an individual in any fiscal year of the Company (the "Maximum Share Amendment") and (ii) to provide that the Compensation and Nominating Committee may determine that any stock option granted under the 1994 Long Term Incentive Plan may be transferred to members of the participant's immediate family members, trusts solely for the benefit of immediate family members and partnerships in which immediate family members and/or trusts are the only partners (the "Transferability Amendment"). The purpose of the 1994 Long Term Incentive Plan is to enable the Company to offer key employees of the Company and its designated subsidiaries performance-based stock and cash incentives and other equity interests in the Company and other incentive awards, thereby attracting, retaining and rewarding such key employees, and strengthening the mutuality of interests between key employees and the Company's stockholders. This proposal is being submitted to stockholders by the Board of Directors of the Company.

      The Compensation and Nominating Committee and the Board of Directors approved the Maximum Share Amendment in connection with the hiring of Mr. Ryder. Pursuant to the Ryder Agreement (see "Employment Agreements"), stock options in respect of 1,080,000 shares of Class A Nonvoting Common Stock were granted to Mr.
Ryder.   580,000  options  were granted  subject  to  stockholder
approval of the Maximum Share Amendment. The grant of these options was made subject to stockholder approval of the Maximum Share Amendment so that compensation attributable to the stock options will be deductible by the Company under Section 162(m) of the Internal Revenue Code. On April 28, 1998, the DeWitt Wallace-Reader's Digest Fund and the Lila Wallace-Reader's Digest Fund, each a stockholder of 35.69% of the Class B Voting Common Stock, agreed to vote in favor of the Maximum Share Amendment at the annual meeting of stockholders. In the absence of stockholder approval of the Maximum Share Amendment, stock options in respect of 580,000 shares granted to Mr. Ryder will not take effect. Although the Company does not presently anticipate granting to any individual stock options in excess of the current fiscal year limit under the 1994 Long Term Incentive Plan (with the exception of the grant to Mr. Ryder described above), the Company believes that it is in the best interests of the Company to increase the maximum number of shares that may be made subject to stock options in any fiscal year in order to (i) continue to attract and retain key employees and (ii) provide additional incentive and reward opportunities to current employees to encourage them to enhance the profitability of the Company.

     The purpose of the Transferability Amendment is to allow increased flexibility with respect to the transfer of stock options now available under applicable law.

Types of Awards

      Awards under the amended 1994 Long Term Incentive Plan ("Awards") may consist of Stock Options (which may be Incentive Stock Options or Non-Qualified Stock Options), Stock Appreciation Rights (which may be Tandem Stock Appreciation Rights or Non-Tandem Stock Appreciation Rights), Restricted Stock, Performance Shares, Performance Units and Other Stock-Based Awards. No Awards may be made under the amended 1994 Long Term Incentive Plan after February 11, 2004.

Administration; Amendment and Termination

      The amended 1994 Long Term Incentive Plan is administered and interpreted by a committee of the Company's Directors (the "Committee"), currently comprised of the members of the Company's Compensation and Nominating Committee. The Committee's broad powers include authority, within the limitations provided in the amended 1994 Long Term Incentive Plan, to select the eligible employees to receive Awards, to determine the type, amount and terms and conditions of Awards and to construe and interpret and correct defects, omissions and inconsistencies in the amended 1994 Long Term Incentive Plan and agreements relating thereto.

     The Board of Directors may at any time and from time to time amend, suspend or terminate the amended 1994 Long Term Incentive Plan in whole or in part, provided, however, that, unless required by law, no amendment may impair the rights of a participant with respect to outstanding Awards without the participant's consent. Moreover, without the approval of the stockholders, no amendment may be made that would (i) increase the aggregate number of shares of Class A Nonvoting Common Stock that may be issued, (ii) change the definition of eligible employees, (iii) decrease the option price of any Stock Option to less than 100% of the fair market value on the date of grant for an Incentive Stock Option or to less than 85% of the fair market value on the date of grant for a Non-Qualified Stock Option, or
(iv) extend the maximum option period under the amended 1994 Long Term Incentive Plan.

Eligibility

     Key employees of the Company and its designated subsidiaries as determined by the Committee, including the Company's executive officers, are eligible to be granted Awards under the amended 1994 Long Term Incentive Plan. Currently, approximately 1,050 employees are eligible to receive Awards under the amended 1994 Long Term Incentive Plan.

Shares Reserved

      The maximum number of shares that may be issued under the amended 1994 Long Term Incentive Plan, as amended, or with respect to which Non-Tandem Stock Appreciation Rights may be granted is 10,800,000 shares of the Company's Class A Nonvoting Common Stock, of which 8,087,556 shares have been issued and 224,200 shares are subject to Non-Tandem Stock Appreciation Rights as of September 23, 1998. Unexercised Options (except those that relate to another Right or Award under the amended 1994 Long Term Incentive Plan that is exercised) that expire, terminate or are canceled, or are settled other than in Class A Nonvoting Common Stock, become again available for Awards under the amended 1994 Long Term Incentive Plan.

      The number and kind of shares to which Awards under the amended 1994 Long Term Incentive Plan, and the purchase price thereof, are subject to appropriate adjustment in the event of certain changes in the capital stock of the Company, including stock dividends and splits, recapitalizations, reorganizations, mergers, consolidations, split-ups, combinations or exchanges of shares, and certain distributions, reclassifications and warrants, options and rights offerings.

Stock Options

      Stock Options may be Incentive Stock Options, which are intended to qualify under Section 422 of the Internal Revenue Code, or Non-Qualified Stock Options, which are not intended to so qualify. The exercise price of an Incentive Stock Option may not be less than 100% of the Fair Market Value of the Class A Nonvoting Common Stock at grant and its term may not exceed 10 years from the date of grant. The exercise price of a Non-
Qualified Stock Option may not be less than 85% of the Fair Market Value at grant and its term may not exceed 10 years and one day from the date of grant. The Company intends that compensation attributable to Stock Options with an exercise price no less than 100% of the Fair Market Value of the underlying stock on the date of grant will not be subject to the deduction limitation of Section 162(m) of the Internal Revenue Code. See "U.S. Federal Income Tax Consequences." So long as the Class A Nonvoting Common Stock remains listed on the New York Stock Exchange, "Fair Market Value" is the mean between the high and low sales prices on the New York Stock Exchange on the applicable date. Unless determined by the Committee at grant, no Stock Option may be exercised prior to the first anniversary of the date of grant. The Committee may substitute new Stock Options for previously granted Stock Options having higher exercise prices.

      A Stock Appreciation Right is the right to receive the difference, either in cash or in Class A Nonvoting Common Stock, between the fair market value of a share of Class A Nonvoting Common Stock as of the date of exercise and as of the date of award. Tandem Stock Appreciation Rights are granted in conjunction with all or part of a Stock Option and Non-Tandem Stock Appreciation Rights are granted without reference to all or part of a Stock Option.

      Generally, the term and exercisability of a Tandem Stock Appreciation Right are the same as the related Stock Option, and the Tandem Stock Appreciation Right may be exercised only by surrendering the applicable portion of the related Stock Option. The term and exercisability of a Non-Tandem Stock Appreciation Right are determined by the Committee, but the term shall not exceed 10 years and one day from the date of grant.

      The Committee may provide for Stock Options and Stock Appreciation Rights to be exercisable in installments. Except as provided above, no Stock Option or Stock Appreciation Right may be transferred by the recipient otherwise than by will or the laws of descent and distribution. A Stock Option agreement may provide that the Stock Option be settled upon exercise by the delivery of Performance Shares or Restricted Stock valued at fair market value.

      If stockholders approve the Maximum Share Amendment, no employee may be granted either Stock Options or Non-Tandem Stock Appreciation Rights, or both, with respect to a total of more than 1,200,000 shares of Class A Nonvoting Common Stock during any fiscal year of the Company.

      If the participant's employment terminates by reason of death, disability or retirement, generally any outstanding Stock Option or Stock Appreciation Right will vest fully and be exercisable until the first anniversary of the date of death or the third anniversary of the date of termination by disability or retirement, or until expiration of the Award, if earlier. Upon termination for any other reason, any Stock Option or Stock Appreciation Right will immediately terminate, except that a previously vested Award will be exercisable for the lesser of three months or the balance of the Award's term if the participant is terminated involuntarily without cause.

Restricted Stock

      Restricted Stock are shares of Class A Nonvoting Common Stock awarded under the amended 1994 Long Term Incentive Plan subject to such transferability restrictions and other terms and conditions as the Committee may determine, including purchase price (if any), restriction period, vesting schedule (including whether restrictions lapse upon termination of employment) and requirement of attainment of performance goals. The Committee may, in its discretion, provide for the lapse, acceleration or waiver of any restrictions, in whole or in part. The participant has all the rights of a stockholder with respect to the shares of Restricted Stock, including the right to receive dividends. As of September 23, 1998, 631,678 shares of Class A Nonvoting Common Stock have been issued and are outstanding under the amended 1994 Long Term Incentive Plan as Restricted Stock.

      No  more than 10% of the shares of Class A Nonvoting Common
Stock issuable under the 1994 Long Term Incentive Plan may be issued under the amended 1994 Long Term Incentive Plan as Restricted Stock.

      The material terms of performance-based restricted stock awarded under the 1994 Long Term Incentive Plan, including the relevant business criteria, maximum amount and eligible employees, which have not been amended, were approved by stockholders on November 11, 1994.

Performance Units and Performance Shares

      A Performance Unit is the right to receive a fixed dollar amount in cash or Class A Nonvoting Common Stock based on the attainment during a Performance Cycle (determined by the Committee) of such performance goals or other factors or criteria as the Committee determines. A Performance Share is the right to receive Class A Nonvoting Common Stock or cash of an equivalent value at the end of a specified Performance Period (determined by the Committee) based on the attainment during the Performance Period of such performance goals or other factors or criteria as the Committee determines. Unless otherwise determined by the Committee, a participant is not entitled to receive dividends on the Class A Nonvoting Common Stock covered by a Performance Share Award.

      Generally, neither Performance Units nor Performance Shares may be transferred by the participant. At the end of the Performance Cycle or Performance Period, the Committee determines the extent to which any pertinent performance goals have been achieved and the percentage of Performance Units or number of Performance Shares that have vested. The Committee may, in its discretion, provide for accelerated vesting of Performance Units and Performance Shares.

      The material terms of Performance Units awarded under the 1994 Long Term Incentive Plan, including the relevant business criteria, maximum amount and eligible employees, which have not been amended, were approved by stockholders on November 10, 1995.

Other Stock-Based Awards and Exchanges

      Other Awards of Class A Nonvoting Common Stock and other Awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, Class A Nonvoting Common Stock may be granted under the amended 1994 Long Term Incentive Plan subject to such terms and conditions, including price, dividend entitlement, vesting and transferability, as the
Committee determines. In addition, the Committee may, in its discretion, permit a participant to elect to receive an Award under the amended 1994 Long Term Incentive Plan in lieu of any other compensation from the Company.

Change in Control

      Generally, in the event of a change in control of the Company, all outstanding Stock Options and Stock Appreciation Rights become fully vested and immediately exercisable in their entirety, all Performance Units and Performance Shares become vested, at a minimum, as if the applicable Performance Cycle or Performance Period had ended upon the change in control, with performance goals measured at such time, and all restrictions on Restricted Stock lapse. Benefits under the amended 1994 Long Term Incentive Plan will be reduced to the extent necessary to prevent any portion of such benefits from being considered "excess parachute payments" under Section 280G of the Internal Revenue Code, when considered alone or in combination with any payments otherwise payable to the participant upon a change in control.

U.S. Federal Income Tax Consequences

      The following summary describes the U.S. federal income tax consequences of the amended 1994 Long Term Incentive Plan.

      Stock Options. No income will be recognized by the holder and the Company will not be entitled to a deduction at the time of grant of either a Non-Qualified Stock Option or an Incentive
Stock Option.

      On exercise of a Non-Qualified Stock Option, the amount by which the fair market value of the Class A Nonvoting Common Stock on the date of exercise exceeds the option exercise price will be taxable to the holder as ordinary income and, subject to satisfying applicable withholding requirements and any deduction limitation under Section 162(m), deductible by the Company. The subsequent disposition of shares acquired upon exercise of a Non-Qualified Stock Option will ordinarily result in capital gain or loss.

      On exercise of an Incentive Stock Option, the holder will not recognize any income and the Company will not be entitled to a deduction. However, for purposes of the alternative minimum tax, the exercise of an Incentive Stock Option will be treated as an exercise of a Non-Qualified Stock Option. Accordingly, the exercise of an Incentive Stock Option may result in an alternative minimum tax liability.

      The disposition of shares acquired upon exercise of an Incentive Stock Option will ordinarily result in capital gain or loss. However, if the holder disposes of shares acquired upon exercise of an Incentive Stock Option within two years after the date of grant or one year after the date of exercise (a "disqualifying disposition"), the holder will recognize ordinary income, in the amount of the excess of the fair market value of the shares of Class A Nonvoting Common Stock on the date the option was exercised over the option exercise price (or, in certain circumstances, the gain on sale, if less). Any excess of the amount realized by the holder on the disqualifying disposition over the fair market value of the shares on the date of exercise of the Option will generally be capital gain. Subject to any deduction limitation under Section 162(m), the Company will be entitled to a deduction equal to the amount of ordinary income recognized by a holder.

      If an Option is exercised through the use of Class A Nonvoting Common Stock previously owned by the holder, such exercise generally will not be considered a taxable disposition of the previously owned shares and thus no gain or loss will be recognized with respect to such shares upon such exercise. However, if the option is an Incentive Stock Option, and the previously owned shares were acquired on the exercise of an Incentive Stock Option or other tax-qualified stock option (such as shares received under the Company's Employee Stock Purchase
Plan), and the holding period requirement for those shares is not satisfied at the time they are used to exercise the Option, such use will constitute a disqualifying disposition of the previously owned shares resulting in the recognition of ordinary income (but, under proposed Treasury Regulations, not any additional capital gain) in the amount described above.

      Stock Appreciation Rights. The amount of any cash (or the fair market value of any Class A Nonvoting Common Stock) received upon the exercise of a stock appreciation right under the amended 1994 Long Term Incentive Plan will be includible in the employee's ordinary income and, subject to satisfying applicable withholding requirements and any deduction limitation under
Section 162(m), deductible by the Company.

      Other Awards. Under Section 83(b) of the Internal Revenue Code, an employee may elect to include in ordinary income, as compensation at the time Restricted Stock is first issued, the excess of the fair market value of such shares at the time of issuance over the amount paid, if any, by the employee for such shares. Unless a Section 83(b) election is made, no taxable income will generally be recognized by the recipient of a Restricted Stock award until such shares are no longer subject to the restrictions or the risk of forfeiture. When either the restrictions or the risk of forfeiture lapses, the employee will recognize ordinary income and, subject to satisfying applicable withholding requirements and any deduction limitation under
Section 162(m), the Company will be entitled to a deduction in an amount equal to the excess of the fair market value of the Class A Nonvoting Common Stock on the date of lapse over the amount paid, if any, by the employee for such shares. Absent a Section 83(b) election, any cash dividends or other distributions paid with respect to the Restricted Stock prior to the lapse of the restrictions or risk of forfeiture will be included in the employee's ordinary income as compensation at the time of receipt.

     Generally, an employee will not recognize any taxable income and the Company will not be entitled to a deduction upon the award of Performance Shares or Performance Units. At the time the employee receives the distribution in respect to the Performance Shares or the Performance Units, the fair market value of shares of Class A Nonvoting Common Stock or the amount of any cash received in payment for such Awards generally is taxable to the employee as ordinary income and, subject to the deduction limitation under Section 162(m), deductible by the Company.

     Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the Company on the last day of the taxable year, but does not disallow a deduction for qualified "performance-based compensation" the material terms of which are disclosed to and approved by stockholders. The Company has structured and intends to implement the amended 1994 Long Term Incentive Plan (except with respect to Awards of Restricted Stock, Performance Shares and Stock Options with an exercise price less than the Fair Market Value of the underlying shares on the date of grant) so that compensation resulting therefrom would be qualified "performance-based compensation." To allow the Company to so qualify such compensation, the Company is seeking stockholder approval of the amendment to the 1994 Long Term Incentive Plan.

Effect on Earnings

      Currently, neither the grant nor the exercise of a Stock Option will result in any charge to pretax earnings. Grants of Restricted Stock result in a charge to pretax earnings over the restriction period for the fair market value of the stock at the date of issuance. All other Awards provided for under the amended 1994 Long Term Incentive Plan will require a pretax charge to earnings accrued over an appropriate period of time, based on the difference between fair market value of the shares or Award and the grant price.


New Plan Benefits

      The following table shows the benefits, to the extent currently determinable, that will be received in fiscal 1999 by the individuals listed below. The closing price of the Class A Nonvoting Common Stock on the New York Stock Exchange (Composite Transactions) on September 23, 1998 was $19.1875

                                          1999-2000 and 1999-2001
                        Number of           Performance Shares
          Name          Options/SARs  Threshold(1)  Target(1)  Maximum(1)

 Thomas O. Ryder               0          8,945      17,889    53,667
                                          8,945      17,889    53,667
 George V. Grune(2)            0             0            0         0
                                             0            0         0
 M. John Bohane           68,000         5,367       10,733    32,199
                                         5,367       10,733    32,199
 Gregory G. Coleman       44,100         2,791        5,581    16,743
                                         2,791        5,581    16,743
 Marcia M. Lefkowitz(2)        0             0            0         0
                                             0            0         0

 George S. Scimone        44,100         2,791        5,581    16,743
                                         2,791        5,581    16,743
 All executive           450,600        35,531       71,062   213,186
 officers                               35,531       71,062   213,186

 All Directors who are       N/A        N/A          N/A       N/A
 not executive officers


 All employees,         1,912,50        13,916       27,831    83,493
 excluding executive           0        13,916       27,831    83,493
 officers


(1) In fiscal 1999, the Company reintroduced long term incentive awards under the 1994 Long Term Incentive Plan pursuant to which participants will receive at the end of the fiscal year
   1999-2000 and 1999-2001 Performance Periods the value of the number of Performance Shares shown, respectively, based on the Company's performance in relation to the achievement of performance goals relating to reengineering, operating income and earnings per share objectives.

(2) Mr. Grune and Ms. Lefkowitz are no longer employed by the Company.

Vote Required for Approval

      The affirmative vote of a majority of the shares of Class B
Voting Common Stock present in person or represented by proxy and entitled to vote on Proposal No. 2 at the Meeting is required for approval of Proposal No. 2.

     Stockholder approval of the amended 1994 Long Term Incentive Plan is being sought in order to allow the Company to qualify certain compensation received under the amended 1994 Long Term Incentive Plan for tax deductibility under Section 162(m) of the Internal Revenue Code. If no contrary indication is made, proxy cards in the accompanying form are to be voted for approval of Proposal No. 2.

THE  BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR
THE APPROVAL OF PROPOSAL NO. 2.

                      STOCKHOLDER PROPOSALS

      Certain stockholders have notified the Company that they intend to present the following proposals at the Annual Meeting. The proposals and related supporting statements have been provided by the respective proponents and the Company is not responsible for the statements contained therein. The proposals may include certain assertions that the Company believes are inaccurate. Rather than addressing each of those assertions, however, the Board of Directors has recommended a vote against the proposals for the reasons set forth following each proposal.

                         PROPOSAL NO. 3

     Waterside Partners, G.P., 20 Waterside Plaza, Suite 26F, New
York,  New  York,  the owner of 5,600 shares of  Class  B  Voting
Common Stock, has submitted the following proposal:

      "Resolved, that the shareholders suggest that the board of directors have at all times no more than two directors who are in any way affiliated with the foundations which control Reader's Digest, including board positions on the foundations or on any entity to which the foundations contribute.

"Supporting Statement:

      "Recent studies show a stock price premium of up to 16 percent for companies whose board is considered "independent". Directors whose duty to all of the shareholders is not hindered by relationships with the company, the management, or its affiliates create a level of credibility that shareholders recognize. The board's credibility--and this company's performance--have been hampered by too close a connection between the for-profit corporation and the non-profit foundations. Even if this resolution were adopted, it would still permit two out of the nine seats on the board to be filled by directors affiliated with the foundations, giving them 22 percent of the seats for their 23 percent of ownership of the company's stock. The directors should be those who are best qualified by virtue of experience and expertise directly relevant to the strategic and competitive issues faced by the company, not those whose experience and expertise are better suited for stewardship and distribution of an endowment."

Statement by the Board of Directors in Opposition to Proposal No.
3

       Individuals are selected for nomination to serve as Directors of the Company based on their experience, competence and integrity. The Board believes that a proposal that would limit the number of Directors of the Company who are affiliated with foundations would establish an unduly rigid and restrictive requirement that is not in the best interests of the Company and its stockholders. The Board is concerned that adoption of
Proposal No. 3 would require the resignation of existing Directors and prevent highly competent individuals from serving as Directors merely because they are trustees of the multitude of charities that receive contributions from foundations that control the Company.

      Furthermore, Proposal No. 3 is vague, indefinite and ambiguous in that it does not provide any guidance as to what would be required for Directors to be "in any way affiliated" with foundations that control the Company. Additionally, Proposal No. 3 does not provide a method for determining which of the entities to which foundations contribute are to be considered "affiliates" of the foundations. Among other things, Proposal No. 3 does not specify (1) a minimum contribution amount, (2) a time limit for attributing a specific contribution to the foundation, or (3) a means to police the proposed restriction.

      THE  BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST  PROPOSAL
NO. 3.

                         PROPOSAL NO. 4

      Nell Minow and David B. Apatoff, 4102 N. River St., McLean,
VA, the owners of 600 shares of Class B Voting Common Stock, have submitted the following proposal:

      "Resolved, that shareholders ask the board to retain an investment banker to develop a plan for a recapitalization to result in one share, one vote for all outstanding stock of the company.

"Supporting statement:

      "More than ninety percent of the nation's 1500 largest companies have just one class of shares with each share having one vote. Many of those with dual classes have been sharply criticized for giving preferential treatment to holders of the voting (or super-voting) shares, as with the Times Mirror's $2.8 billion spin-off that gave one group of shareholders cash dividends while the other got shares in a highly speculative cable venture, or for poor performance attributable to poor corporate governance, as at Dow Jones. Marriott's controversial recent attempt to create a preferred class of stock was resoundingly defeated by its shareholders. On the other hand, companies like Bergen Brunswig and Cannon Express have recapitalized to move from dual class stock to a single class, recognizing that it provides the best assurance of stability and growth over the long term.

      "RDA's current dual class system is filled with inherent conflicts of interest. It cannot be best for the competitiveness of the company to have a majority of its voting stock held indefinitely by an institution that is by law and nature risk averse. The board should retain an investment-banking firm to determine an appropriate control premium so that the foundations can realize the true value of their voting shares, and then make one class of stock available to all investors."

Statement by the Board of Directors in Opposition to Proposal No.
4

     The Board recommends a vote AGAINST this proposal for the following reasons:

      The common equity of the Company has consisted of two classes of Common Stock, nonvoting Common Stock and voting Common Stock, since the Company was formed. Shares of both classes currently represent identical equity interests in the Company, except that shares of the Class A Nonvoting Common Stock are not entitled to vote and Class B Voting Common Stock are the only shares entitled to vote.

     Holders of nonvoting shares bought their shares of the Company knowing that such shares are nonvoting. No holder of nonvoting shares has any basis for anticipating a change in the voting structure of the Company. The Company has never given any indication that a change in the capitalization was being considered.

     The recapitalization of the Company contemplated by the stockholders' proposal would require the approval of at least a majority of the shares of each of the Class A Nonvoting Common Stock and the Class B Voting Common Stock, voting as separate classes. Since each of the Funds own an excess of 35% of the Class B Voting Stock, the support of at least one of the Funds to effect the recapitalization would be required. The Board of Directors have been advised by the Funds that they would not at this time approve any recapitalization of the Company. Accordingly, the retention of an investment banker to develop a recapitalization plan is a moot issue, if the proposal is adopted and implemented, would require the expenditure of Company funds for no valid business purpose.

      THE  BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST  PROPOSAL
NO. 4.

       SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS


     Pursuant to Securities and Exchange Commission rules and the Company's By-Laws, proposals of stockholders intended to be submitted at the 1999 Annual Meeting of Stockholders must be received by the Company at its principal executive offices on or before June 3, 1999 to be eligible for inclusion in the Company's notice of meeting, proxy statement and accompanying proxy card for such meeting or to be introduced from the floor at such meeting.

      The Company's By-Laws also provide that notice of proposed stockholder nominations for election of directors must be given to the Corporate Secretary of the Company not less than 14 or more than 50 days prior to a meeting called to elect directors. Such notice must contain certain information about each proposed nominee including age, business and residence addresses, principal employment, number of shares of Class B Voting Common Stock beneficially owned (with evidence of such ownership) and such other information as would be required in a proxy statement soliciting proxies for the election of such proposed nominee, and a signed consent of the nominee to serve as a director if elected.



                          MISCELLANEOUS

      The Board of Directors is not aware at the date hereof of any matter proposed to be presented at the Meeting other than Proposals contained in this Proxy Statement. If any other matter is properly presented, the persons named in the accompanying proxy card will have discretionary authority to vote thereon according to their best judgment.

      It is expected that a member of KPMG Peat Marwick LLP, the Company's independent auditors, will attend the Annual Meeting to respond to any appropriate questions that may be asked by stockholders.

      The Company's Annual Report to Stockholders has been mailed to stockholders separately. It is not to be deemed a part of the proxy solicitation material and is not incorporated herein by reference.

      A copy of the Company's 1998 annual report on Form 10-K filed with the Securities and Exchange Commission (without exhibits) will be made available to stockholders without charge upon written request to the Vice President, Investor Relations, The Reader's Digest Association, Inc., Pleasantville, NY 10570-7000.


                                  By   Order  of  the  Board   of
                                  Directors:



                                  C.H.R. DUPREE
                                  C.H.R. DuPree
                                  Vice  President  and  Corporate
                                  Secretary
October 1, 1998


    Driving Directions to Reader's Digest Global Headquarters



From Manhattan

From  East  Side,  take  I-87 north (Major Deegan  Thruway)  into
Yonkers to exit 5, "Central Park Avenue, Route 100."  Proceed  on
Route  100  north for 1 mile to entrance to Sprain Brook  Parkway
(left   turn).    Continue   on  Sprain   Brook   Parkway   north
approximately 12 miles to exit for Saw Mill River Parkway  north.
Take Saw Mill River Parkway north approximately 7 miles to the traffic light at the Reader's Digest Road exit (Exit 33). Turn right at the exit and bear right to the top of the hill proceeding around the Reader's Digest headquarters. At the traffic light, turn left onto Route 117 and make another immediate left into the Reader's Digest main entrance.

From  West  Side, take the West Side Highway north to  the  Henry
Hudson  Parkway  north  to  the Saw  Mill  River  Parkway  north.
Continue  on  the  Saw Mill River Parkway north approximately  20 miles to the traffic light at the Reader's Digest Road exit (Exit 33). Turn right at the exit and bear right to the top of the hill
proceeding  around  the  Reader's Digest  headquarters.   At  the
traffic light, turn left onto Route 117 and make another immediate left into the Reader's Digest main entrance.


From Dutchess or Putnam County

Take I-84 south to the I-684 south approximately 10 miles to  Saw
Mill  River  Parkway south.  Bear right onto Exit 5 entering  Saw
Mill River Parkway south and continue approximately 7 miles to traffic light at Reader's Digest Road exit (Exit 33). Turn left at exit and bear right to top of hill proceeding around the Reader's
Digest headquarters.  At the traffic light, turn left onto  Route
117 and make another immediate left into the Reader's Digest main entrance.


From New Jersey

Take  the  I-287 east (Tappan Zee Bridge) to Exit 1 for Saw  Mill
River   Parkway  north.   Take  Saw  Mill  River  Parkway   north
approximately 7 miles to the traffic light at the Reader's Digest
Road  exit (Exit 33).  Turn right at the exit and bear right to the top  of
the hill proceeding around the Reader's Digest headquarters.   At
the traffic light, turn left onto Route 117 and make another immediate left into the Reader's Digest main entrance.


From Connecticut

Take I-95 south to Exit 21 to I-287.  Proceed on I-287 to Exit  3 for Sprain Brook Parkway north. Take Sprain Brook Parkway north approximately 4 miles to exit for Saw Mill River Parkway north.
Take Saw Mill River Parkway north approximately 7 miles to the traffic light at the Reader's Digest Road exit (Exit 33). Turn right at the exit and bear right to the top of the hill proceeding around the Reader's Digest headquarters. At the traffic light, turn left onto Route 117 and make another immediate left into the Reader's Digest main entrance.


Reader's Digest and the Pegasus logo are registered trademarks of
              The Reader's Digest Association, Inc.

            [Logo]        Printed on recycled paper.